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Exhibit 10.12

LEASE AGREEMENT

DATED

January 22, 2003

BETWEEN

COPANO/OPERATIONS, INC.
COPANO PROCESSING, L.P.
COPANO PIPELINES/UPPER GULF COAST, L.P.
COPANO PIPELINES/HEBBRONVILLE, L.P. and
COPANO FIELD SERVICES/CENTRAL GULF COAST, L.P., collectively

"TENANT"

AND

AMERICAN GENERAL LIFE INSURANCE COMPANY
"LANDLORD"

FOR 15,640 SQUARE FEET

KNOWN AS SUITE 1200 ON

THE TWELFTH (12TH) FLOOR IN

2727 ALLEN PARKWAY

HOUSTON, TEXAS 77019

ATTACHMENTS

Exhibit "A"	—	Outlined and hatched floor plan drawing of the Leased Premises
Exhibit "A-1"	—	Outlined and hatched floor plan drawing of the Storage Space
Exhibit "B"	—	Declaration
Exhibit "C"	—	Outside Common Areas
Exhibit "D"	—	Building Rules and Regulations
Exhibit "E"	—	Parking and Traffic Rules and Regulations
Exhibit "F"	—	Work Letter Agreement

i

LEASE AGREEMENT

        This Lease Agreement (the "Lease" or "Contract") is entered into as of the 22nd day of January, 2003, by and between American General Life Insurance Company, a Texas corporation (hereinafter called "Landlord" or "Owner"), and Copano / Operations, Inc. and Copano Processing, L.P. and Copano Pipelines / Upper Gulf Coast, L.P. and Copano Pipelines / Hebbronville, L.P. and Copano Field Services / Central Gulf Coast, L.P. (hereinafter collectively called "Tenant").

        1.    PREMISES.

          A.    Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately 15,640 square feet of RSF (as hereinafter defined) known as Suite 1200 on the twelfth (12th) floor in the building known as the Wortham Tower (hereinafter called the "Building") located at 2727 Allen Parkway, Houston, Texas 77019 (the "Property"). The area hereby leased in the Building is hereinafter called "Leased Premises" and is shown outlined and hatched on the floor plan drawing designated Exhibit "A" which is attached hereto and made a part hereof.

          B.    The term "RSF" as used herein shall mean the total number of square feet of rentable area, for the area or location in question, as stipulated and agreed upon by Landlord and Tenant for all purposes hereunder, regardless of any discrepancy between such number and any other number as may be calculated using any variety of methods of calculation.

          C.    The term "Building Common Areas" is defined to mean all elevator lobbies, corridors, toilet facilities, telephone, mechanical and electrical rooms and janitors' closets within the Building and all other common rooms and common facilities within, available to, or serving the Building, or tenants, in general.

          D.    The RSF for the entire Building (inclusive of retail space and storage space in the Building) shall be deemed to be 416,685 square feet for the purposes of this Lease. The RSF of the Leased Premises shall be deemed to be 15,640 square feet for the purposes of this Lease. The RSF of the Storage Space shall be deemed 2,328 square feet for the purposes of this Lease.

        2.    TERM.    The term of this Lease shall commence upon full Lease execution "Commencement Date") and shall terminate on May 31, 2010 (the "Primary Term") subject to the renewal option provided for in Paragraph 15 hereof. Upon commencement, Landlord and Tenant shall execute a Declaration, the form of which is attached hereto as Exhibit "B".

        3.    STORAGE SPACE.    Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately 2,328 RSF in the Basement level of the Building ("Storage Space") at the rate of Ten Dollars ($10.00) per RSF ("Storage Space Rental Rate") during the Primary Term. The right to lease such Storage Space shall continue during the Renewal Term (if applicable) at the then current market rate for similar space. The Storage Space is shown outlined and hatched on the floor plan drawing designated as Exhibit "A-1" which is attached hereto and made a part hereof. Tenant's proportionate share of Basic Cost (as defined in paragraph 20.B herein below) shall include operating expenses attributable to the Storage Space determined in accordance with Paragraph 20. herein below.

        4.    RENT.

          A.    As rental for the lease and use of the Leased Premises (hereinafter called "Base Rental"), Tenant will pay Landlord, at c/o American General Enterprise Services, Inc., P.O. Box 203169, Houston, Texas 77216-3169 (the "Building Office"), or such other location designated in writing by Landlord, without demand and without deduction, abatement (except as otherwise expressly provided for herein) or setoff, in legal tender of the United States, the following amounts for the following periods during the Primary Term:

Rental Periods	Base Rental Rate per square foot of RSF	Annual Base Rental	Monthly Base Rental
Commencement Date—May 31, 2003	$0	$0	$0
June 1, 2003—May 31, 2010	$20.50	$320,620.00	$26,718.33

  Base Rental shall be due and payable to Landlord in advance in monthly installments on the first day of each calendar month during the term of this Lease. The Base Rental for any partial month at the beginning of the Primary Term shall be pro-rated and paid at the rental rate applicable during the first full month of the Primary Term.

          B.    As rental for the lease and use of the Storage Space (hereinafter called "Storage Space Rental"), Tenant will pay Landlord with the Base Rental, without demand and without deduction, abatement (except as expressly provided for herein) or set off in legal tender of the United States, the Storage Space Rental Rate in equal monthly installments. The Storage Space Rental for any partial month at the beginning of the Primary Term shall be prorated and paid at the rental rate applicable during the first full month of the Primary Term.

          C.    In addition to the Base Rental, all other payments to be made by Tenant hereunder shall be deemed for the purposes of securing collection to be "Additional Rent" under this Lease, whether so designated or not, and shall be due and payable (except as otherwise expressly provided herein to the contrary) on demand or together with the next succeeding installment of Base Rental, whichever shall first occur; and Landlord shall have the same rights and remedies upon Tenant's failure to pay the same as for the non-payment of Base Rental. Base Rental, Additional Rent and all other monetary sums due under this Lease are collectively called "rent" or "rental."

        5.    LEASEHOLD IMPROVEMENTS.    Landlord and Tenant hereby agree that (i) Tenant accepts the Leased Premises in its "AS IS", "WHERE-IS" and "WITH ALL FAULTS" condition broom-cleaned and with all of the prior tenant's personal property removed therefrom, and (ii) Landlord is not providing any plans, specifications, or improvements to the Leased Premises, except as provided in Paragraph 11., however, Landlord has agreed, as set forth in this Paragraph 5., to provide Tenant with a cash allowance (the "Tenant Improvement Allowance") of an amount equal to Twenty Seven and 00/100 Dollars ($27.00) per square foot of RSF initially contained within the Leased Premises solely for the purposes and subject to the provisions hereinafter set forth. Tenant shall use the Tenant Improvement Allowance to pay for the costs of construction of certain improvements, including public restroom upgrades, space planning and completion of construction documents, move consultant fees, technology consultant fees, project management fees, moving expenses, architecture and engineering fees (hereinafter referred to as the "Work") in the Leased Premises in accordance with this paragraph 5 and the Work Letter attached hereto as Exhibit "F". The Tenant Improvement Allowance shall be paid from time to time by Landlord as provided in Exhibit "F" hereto, and in the event of any unpaid balance remaining after the Work has been fully paid, Tenant shall have the right to credit up to Two and 00/100 Dollars ($2.00) per rentable square foot of the Leased Premises of the unused portion of such allowance towards the next installment(s) of rent provided however, Tenant shall so use the Tenant Improvement Allowance or make such credit toward rent no later than the 1stanniversary date of the Commencement Date, and any balances thereafter remaining shall be forfeited after such date and Tenant shall have no further rights with respect thereto. During any period that Tenant shall be permitted or required to enter the Leased Premises prior to the Commencement Date (to plan or perform Tenant's initial work), Tenant shall comply with all terms and provisions of this Lease including, without limitation, the insurance provisions hereof and lien-free completion provisions hereof, except those provisions requiring the payment of Base Rental and Additional Rental.

        If Landlord performs construction management services, Tenant shall pay to Landlord a two percent (2%) construction management fee, not to exceed Fifty-Four Cents (54/100) per rentable square foot of the Leased Premises. Landlord shall perform construction management services with diligence, speed and continuity. If Tenant performs construction management services, Landlord shall charge Tenant a one percent (1%) review and supervision fee to review plans and supervise construction, not to exceed Twenty-Seven Cents (27/100) per rentable square foot of the Leased Premises. Tenant may designate architects, general contractors, engineers and other consultants to perform the Work, subject to Landlord approval, which approval shall not be unreasonably withheld, conditioned or delayed. The construction management fee or review and supervision fee shall be deducted from the Tenant Improvement Allowance.

        6.    SECURITY DEPOSIT.    [Intentionally Deleted].

        7.    USE.    Tenant will use the Leased Premises solely for the purpose of a general office space and related office use and for no other purpose without the prior written consent of Landlord; however, such use shall not include any use that would cause the Leased Premises to be deemed a "place of public accommodation" under the Americans with Disabilities Act of 1990.

        8.    SERVICES TO BE PROVIDED BY LANDLORD.

          A.    Landlord shall furnish Tenant, at Landlord's expense, the following services during the lease term:

      (1)
      Air conditioning and heating in season, at such temperatures and in such amounts as are reasonably considered by Landlord to be standard for similar class office buildings within a five (5) mile radius of the Building during Normal Business Hours for the Building (hereinafter defined). Such service at times other than Normal Business Hours for the Building shall be furnished only upon the request of Tenant made one (1) business day prior to the need for the requested service, provided, however, Landlord will provide such additional service to the Tenant whenever reasonably possible with shorter notice. The cost for such service shall not exceed the prevailing rate charged to other tenants in the Building. The cost for such service (subject to change by Landlord upon thirty (30) days written notice to Tenant prior to such change) is Fifty-One and 00/100 Dollars ($51.00) per hour, per floor.

      (a)
      For the purposes of this Lease, the term "Normal Business Hours" shall mean from 7 o'clock a.m. until 6 o'clock p.m. on weekdays, and from 8 o'clock a.m. until noon on Saturdays, except for holidays.

      (b)
      For the purpose of this Lease, the following holidays will be observed by the Building: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Day after Thanksgiving Day, and Christmas Day. Except in those cases where the day on which the holiday is to be observed is nationally decreed, such as Memorial Day, the Building will be closed on the day of the holiday unless the day is a Saturday or Sunday. If the holiday occurs on a Saturday, the Building will be closed the preceding Friday. If the holiday falls on a Sunday, the Building will be closed the following Monday. If Christmas Day is on a Tuesday or Thursday, an additional scheduled holiday will be observed in that year on the preceding Monday or the following Friday, respectively. If Christmas Day is on any other day of the week, only that one day will be a scheduled holiday. If New Year's Day is on Saturday, the Building will be closed the preceding Friday (December 31).

      (2)
      Water at those points of general supply provided for drinking and lavatory purposes.

      (3)
      Janitor service in and about the Building and the Leased Premises five (5) days per week and periodic window washing; however, Tenant shall pay the additional costs attributable to the cleaning of improvements within the Leased Premises other than for building standard improvements.

      (4)
      Passenger elevator service for access to and egress from the Leased Premises twenty-four (24) hours a day, seven (7) days a week.

      (5)
      Proper facilities so as to enable the appropriate utility company to furnish sufficient electrical power for building standard lighting, typewriters, personal computers, dictating equipment, calculating machines, word processing, copying, and other machines of similar low electrical consumption, but not including electricity required for electronic data processing equipment, special lighting in excess of building standard, or any item of electrical equipment which singly consumes more than 1.0 kilowatts per hour at rated capacity or requires a voltage other than 120 volts single phase. Tenant shall pay to Landlord, monthly as billed, such charges as may be separately metered (the cost of any such meter and its installation to be borne by Tenant) or such reasonable charges as Landlord's engineer may compute for any electrical service in excess of that stated above; however, Tenant shall not be charged for excess electricity consumed by electrical equipment provided such consumption is not more than that which is generally consumed by and not billed to other tenants for general office business in the Building.

      (6)
      Replacement of fluorescent lamps and ballasts in building standard ceiling mounted fixtures installed by Landlord and incandescent bulb replacement in all public areas.

      (7)
      Electric lighting service for the Building Common Areas and Outside Common Areas and other public areas of the Building.

      (8)
      Pest Control.

          B.    Except as otherwise provided herein, no interruption or malfunction of any such services (including, without limitation, reduction in Landlord's capability, or Landlord's inability to provide such services as a result of the enactment or promulgation, regardless of the ultimate validity or enforceability thereof, of any federal, state or local law, ordinance, decree, order, guideline, or regulation now or hereafter enacted or promulgated by any governmental, quasi-governmental, regulatory or executive authority) nor change in the condition of the Leased Premises shall constitute an eviction or disturbance of Tenant's use and possession of the Leased Premises or Building or a breach by Landlord of any of its obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of its obligations hereunder (including the obligation to pay rent) or grant Tenant any right of set off or recoupment. In the event of any such interruption, however, Landlord shall use reasonable diligence to restore such service in any circumstances in which such restoration is within the reasonable control of Landlord. Notwithstanding the foregoing, except for negligence or willful misconduct of Tenant, its agents or employees, if there is an interruption in any essential service to all or any portion of the Leased Premises (the essential services being defined as electricity, water, air conditioning service and heating service, or elevator service) and if such interruption or untenantable condition continues for a period of five (5) consecutive business days, Tenant shall be entitled to an abatement of rental (commensurate with the portion of the Leased Premises to which the essential services have been interrupted, calculated on a per square foot basis) for the period that such services are not provided to the extent that such interruption interferes with the use set forth in Paragraph 7. hereinabove and provided Tenant does not actually use such portion of the Leased Premises. If such condition continues for a period of thirty (30) consecutive business days and affects 50% or greater of the Leased Premises, then Tenant shall have the right to terminate the Lease upon five (5) days written notice to Landlord.

          C.    Should Tenant desire any additional services beyond those described in Subparagraph A. of this Paragraph 8. or rendition of any of such services outside the normal times of Landlord for providing such service, Landlord shall, upon reasonable advance notice from Tenant to Landlord, furnish such services and Tenant agrees to pay Landlord such reasonable charges as may be agreed on between Landlord and Tenant, but in no event at a charge less than Landlord's actual cost plus overhead for the additional services provided, it being agreed that the cost to Landlord of such additional services shall be excluded from the Basic Cost (as defined in Paragraph 20.B. of this Lease).

        9.    REPAIR AND MAINTENANCE.

          A.    Landlord will, at its own cost and expense, except as may be provided elsewhere herein, provide ongoing maintenance and make necessary repairs of damage to the Building corridors, lobbies, exterior windows, structural members of the Building, and equipment used to provide the services referred to in Paragraph 8., unless any such damage is caused by the gross negligence or willful misconduct of Tenant, its agents, customers, employees or invitees, in which event such damage shall be repaired or replaced by Landlord and Tenant will bear the cost of such repairs, except as otherwise provided herein. Tenant will promptly give Landlord written notice of any damage requiring repair by Landlord, as aforesaid and Landlord shall have no obligation to make the repairs unless such written notice is received by Landlord, or unless Landlord has actual knowledge of such damage.

          B.    Tenant will not injure the Leased Premises or the Building, but will maintain the Leased Premises in a clean, attractive condition and in good repair, except as to damage to be repaired by Landlord, as provided above. Upon termination of this Lease, Tenant will surrender and deliver up to Landlord the Leased Premises (subject to the provisions of Paragraph 14.B., herein) in the same condition in which they existed at the commencement of the Lease, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant. Notwithstanding the aforementioned, any approved Fixed Leasehold Improvements shall remain upon the Leased Premises unless, at the time of Landlord consent, Landlord states in writing that such Fixed Leasehold Improvements must be removed upon Lease expiration and/or termination.

          C.    This Paragraph 9. shall not apply in the case of damage or destruction by fire or other casualty which is covered by insurance maintained by Landlord on the Building (as to which Paragraph 10. hereof shall apply), or damage resulting from an eminent domain taking (as to which Paragraph 21. shall apply).

        10.    FIRE OR OTHER CASUALTY.

          A.    If, at any time during the Primary Term of this Lease, plus any renewals or extension thereof, a material portion of the Leased Premises or any portion of the Building shall be damaged or destroyed by fire or other casualty, the Landlord shall have the election to terminate this Lease or to repair and reconstruct the Leased Premises and Building to the condition in which they existed immediately prior to such damage or destruction, and Landlord shall give Tenant written notice of such election within thirty (30) days from the date of damage or destruction to the Leased Premises and within forty-five (45) days from the date of damage or destruction to the Building. Landlord shall not exercise such election to terminate in the event the damage by fire or other casualty is so slight as not to interfere with the day-to-day operations of the Building in any material way.

          B.    If the Leased Premises or the Building shall at any time be damaged to such an extent that the Leased Premises cannot reasonably be used for normal use and occupancy by Tenant and it is reasonably determined by Landlord that the Leased Premises or the Building (as the case may be) cannot be restored to the same condition in which it existed immediately prior to the occurrence of such damage thereto or the equivalent thereof within one hundred eighty (180) days after the date of such occurrence, Landlord shall so notify Tenant of Landlord's determination within thirty (30) business days of such determination and then Tenant may, at its option, terminate the Lease and all of its obligations contained therein for the remaining balance of the Primary Term or any exercised renewal term, as the case may be. If Tenant so elects to terminate this Lease, it shall so notify Landlord in writing within ten (10) days after Landlord's written notice to Tenant as provided in Paragraph 10.B. hereinabove, and if such written notice is not given within said ten (10) day period, Tenant shall be deemed to have elected not to terminate this Lease.

          C.    If any of the aforesaid circumstances shall occur, Base Rental and any additional rent as set forth in Paragraph 20. of this Lease shall abate proportionately during the period and to the extent that the Leased Premises cannot reasonably be used for normal use and occupancy by Tenant in the ordinary conduct of its business. If this Lease is not terminated, it shall continue in full force and effect, and repairs will be made within a reasonable time thereafter subject to delays arising from shortages of labor or material, acts of God, war, or other conditions beyond Landlord's reasonable control.

          D.    If the Storage Space is totally or partially damaged or destroyed by fire or other casualty to such an extent as to render the Storage Space unusable, in whole or in part, for Tenant's intended use of such Storage Space, then Landlord shall, within ten (10) business days following the occurrence of such damage or destruction, provide to Tenant alternative space in the Building for use as storage space by Tenant (the "Temporary Storage Space"). Landlord shall so provide the Temporary Storage Space until such time as Landlord repairs or rebuilds the Storage Space substantially similar to the condition in which it existed immediately prior to such damage or destruction. Such Temporary Storage Space shall contain an amount of RSF at least equal to the RSF of the Storage Space and shall be substantially comparable in all other respects to the Storage Space. In the event Landlord elects to not repair or rebuild the Storage Space following such damage or destruction, Landlord shall notify Tenant in writing of such election, and the Temporary Storage Space shall be deemed to be the Storage Space for all purposes under this Lease. In the event Landlord is unable to provide the Temporary Storage Space to Tenant, then (i) the Storage Space Rental and Tenant's proportionate share of Basic Cost attributable thereto shall abate in their entirety until such time as Landlord so repairs or rebuilds the Storage Space or (ii) if Landlord has elected to not repair or rebuild the Storage Space, the Lease shall thereupon terminate as to the Storage Space only and all rights and obligations of Landlord and Tenant with respect to the Storage Space shall cease and terminate and be of no further effect. If Landlord elects to repair or rebuild such damage or destruction to the Storage Space, Landlord shall commence and prosecute such repair work promptly and with reasonable diligence.

        11.    COMPLIANCE WITH LAWS AND USAGE.

          A.    Tenant, at its own expense: will comply with all federal, state, municipal and other laws, ordinances, rules and regulations applicable to the Leased Premises and the business conducted therein by Tenant (including, without limitation, The Americans with Disabilities Act (the "ADA") and any temperature control restrictions) except that with respect to the elevator call buttons located in the 12th floor elevator lobby of the Building, such compliance with the ADA will be undertaken and completed by Landlord, at Landlord's own cost and expense, and, following completion of such compliance work, Landlord, at its own cost and expense, shall restore said 12th floor elevator lobby to substantially the same condition and appearance that existed immediately prior to the commencement of such compliance work; will not engage in any activity which would cause Landlord's fire and extended coverage insurance to be cancelled or the rate therefor to be increased (or, at Landlord's option, Tenant will pay any such increase); will maintain in force all governmental permits and licenses necessary for the lawful conduct of Tenant's business and operations in the Premises; will not commit any act, and will not permit any act to be committed by its agents, employees, invitees or visitors, which is a nuisance or annoyance to Landlord or to other tenants, or which might, in the exclusive judgment of Landlord, appreciably damage Landlord's goodwill or reputation, or tend to injure or depreciate the Building; will not commit or permit waste in the Leased Premises or Building; will comply with rules and regulations from time to time promulgated by Landlord, applicable to the Building subject to the provisions of Paragraph 33; and, will not paint, erect or display any sign, advertisement, placard or lettering which is visible in the corridors or lobby of the Building or from the exterior of the Building without Landlord's prior written approval.

          B.    Landlord, at its own expense, will be responsible for compliance with all federal, state, municipal and other laws, ordinances, rules and regulations applicable to the Building and the Property (other than the Leased Premises) and the business conducted therein by Landlord, and will not commit any act, and will not permit any act to be committed by its agents, employees, invitees or visitors, which is a nuisance or annoyance to Tenant.

          C.    Tenant shall not, except to designate Tenant's business address (and then only in conventional manner and without emphasis or display), use the name or mark of the Building for any purpose whatsoever. Landlord shall have the right at any time and from time to time to rename the Building, and the prohibitions of this Paragraph shall apply to any and all such building names.

          D.    If Tenant receives notice of any claimed violation of any law, rule or regulation applicable to the Leased Premises, it shall give prompt written notice thereof to Landlord.

        12.    HAZARDOUS MATERIALS.

          A.    Tenant shall not, without Landlord's prior written consent, cause or permit any Hazardous Materials (hereinafter defined) to be stored, used or disposed of in or about the Property by Tenant, its agents, employees, contractors or invitees, nor shall the use which Tenant makes of the Leased Premises result in any Hazardous Materials Contamination (hereinafter defined). For purposes of this Lease, the following terms shall have the meanings herein specified:

      (1)
      "Hazardous Materials" shall mean (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C.A, §§ 6901 et seq.), as amended from time to time, and regulations promulgated thereunder ("RCRA"); (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A, §§960 1 et seq.), as amended from time to time, and regulations promulgated thereunder ("CERCLA"); (iii) asbestos, polychlorinated biphenyls or other substances specifically regulated under the Toxic Substances Control Act (15 U.S.C.A, §§2601 et seq.), as amended from time to time, and regulations promulgated thereunder ("TSCA"); (iv) pesticides specifically regulated under the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.A. §§ 135 et seq.), as amended from time to time, and regulations promulgated thereunder ("FIFRA"); (v) storage tanks, whether or not underground and whether empty, filled or partially filled with any substance; (vi) the presence of oil, petroleum products, and their by-products; (vii) any substance the presence of which in or about the Property is prohibited by any governmental authority or which is hereafter classified by any governmental authority as a hazardous or toxic waste, material, substance or similar phraseology; and (viii) any other substance which by any governmental authority requires special handling or notification of any governmental authority in its collection, storage, treatment, or disposal.

      (2)
      "Hazardous Materials Contamination" shall mean the spillage, leakage, emission or disposal of Hazardous Materials (whether presently existing or hereafter occurring) in or about the buildings, facilities, soil, groundwater, air or other elements in or about the Property or any other property as a result of Hazardous Materials at any time emanating from the Property.

          B.    Notwithstanding the foregoing, Tenant shall be permitted to store, use and dispose of de minimus amounts of Hazardous Materials which are incidental to Tenant's business. Such Hazardous Materials and all containers therefore, shall be stored, used and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to such Hazardous Materials. Tenant shall be liable for all costs and expenses related to the storage, use and disposal of such de minimus amounts of Hazardous Materials incidental to Tenant's business.

          C.    At the commencement of each Lease Year (as defined below), Tenant shall disclose to Landlord the names and approximate amounts of all Hazardous Materials which Tenant intends to store, use or dispose of in or about the Leased Premises in the coming Lease Year. In addition, at the commencement of each Lease Year (beginning with the second Lease Year), Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials that to Tenant's knowledge were actually stored, used or disposed of in or about the Leased Premises, if such materials were not previously identified to Landlord at the commencement of the previous Lease Years. The term "Lease Year" as used in this Lease shall mean the twelve (12) month period beginning with the Commencement Date and each twelve (12) month period thereafter beginning on each anniversary date of the Commencement Date.

          D.    Tenant shall give written notice to Landlord immediately upon Tenant's acquiring knowledge of the presence of any Hazardous Materials in or about the Leased Premises (subject to the provisions of Paragraph 12.B hereof) or of any Hazardous Materials Contamination with a full description thereof. Landlord shall have the right, but not the obligation, without in any way limiting Landlord's other rights and remedies under the Lease, to enter onto the Leased Premises or to take such other actions as it deems necessary or advisable to cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Materials or Hazardous Materials Contamination on the Property following receipt of any notice from any person or entity asserting the existence of any Hazardous Materials or Hazardous Materials Contamination pertaining to the Property or any part thereof which, if true, could result in an order, suit, imposition of a lien on the Property, or other action and/or which, in Landlord's sole opinion, could jeopardize Landlord's security under the Lease.

          E.    TENANT SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS LANDLORD, ITS AGENTS AND EMPLOYEES FROM AND AGAINST ANY CLAIMS, DEMANDS, PENALTIES, FINES, LIABILITIES, SETTLEMENTS, DAMAGES, COSTS OR EXPENSES (INCLUDING WITHOUT LIMITATION, ATTORNEYS' AND CONSULTANTS' FEES, COURT COSTS AND LITIGATION EXPENSES) OF WHATEVER KIND OR NATURE, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE, ARISING OUT OF OR IN ANY WAY RELATED TO (A) THE PRESENCE, DISPOSAL, RELEASE OR THREATENED RELEASE AND SUBSEQUENT REMEDIATION OF ANY HAZARDOUS MATERIALS OR ANY HAZARDOUS MATERIALS CONTAMINATION WHICH IS CAUSED BY TENANT OR TENANT'S AGENTS, EMPLOYEES, SUBTENANTS, ASSIGNEES, LICENSEES, CONTRACTORS OR INVITEES; OR (B) ANY PERSONAL INJURY (INCLUDING WRONGFUL DEATH) OR PROPERTY DAMAGE (REAL OR PERSONAL) ARISING OUT OF OR RELATED TO SUCH HAZARDOUS MATERIALS OR HAZARDOUS MATERIALS

  CONTAMINATION. THE PROVISIONS OF THIS PARAGRAPH E. SHALL BE IN ADDITION TO ANY OTHER OBLIGATIONS AND LIABILITIES TENANT MAY HAVE TO LANDLORD AT LAW OR IN EQUITY AND SHALL SURVIVE THE EXPIRATION OF THIS LEASE OR THE TERMINATION THEREOF.

        13.    LIABILITY, INDEMNITY, AND INSURANCE.

        Tenant agrees that the liability of Landlord under this Lease and all matters pertaining to or arising out of the tenancy and the use and occupancy of the Leased Premises, shall be limited to Landlord's interest in the Building of which the Premises form a part and in no event shall Tenant make any claim against or seek to impose any personal liability upon general or limited partner of Landlord, or any principal of any firm or corporation that may hereafter be or become the Landlord.

        To the fullest extent permitted by law, Tenant agrees to INDEMNIFY AND HOLD HARMLESS Landlord, its agents, servants and employees from and against, all claims or alleged claims, liabilities, demands for damages or causes of action, for bodily injuries (including death), personal injuries or property damage arising from the acts of commission or omission by Tenant or its employees, agents, servants, vendors, invitees, licensees, contractors of any tier, arising within the Leased Premises rented to or out of any operation or transaction performed by, or on behalf of Tenant. Tenant's foregoing indemnity shall include reasonable attorney's fees, investigation costs, and all other reasonable costs and expenses incurred by Landlord in connection therewith.

Landlord shall INDEMNIFY AND HOLD HARMLESS Tenant and its officers, directors, partners, and employees from and against any and all liabilities, claims and/or losses of any kind arising directly or indirectly, entirely or in part, out of any injury to any person occurring (a) within the Building Common Areas regardless of the cause, except to the extent caused by the negligence of willful misconduct of Tenant, Tenant's agents, employees or contractors, and (b) any place within the Leased Premises to the extent caused by the negligence or willful misconduct of Landlord, Landlord's agents, employees or contractors. Landlord's foregoing indemnity shall include reasonable attorney's fees, investigation costs, and all other reasonable costs and expenses incurred by Tenant in any connection therewith. The provisions of this Paragraph 13. shall survive the expiration or termination of this Lease with respect to any injury or death occurring before such expiration or termination.

        During the term of this Lease, Tenant, at its own expense, shall maintain the insurance coverage stipulated herein. All insurance required herein must be provided by insurance companies with an A.M. Best's Rating of A or better, and admitted to offer such insurance in the state or country where the property is located or by insurance companies otherwise approved in writing by Landlord.

        Liability Insurance:    Commercial General (or Public) Liability insurance on the Leased Premises, issued on an occurrence form, providing Bodily Injury including death, and Property Damage limits of not less than US $5,000,000 per occurrence, and US $5,000,000 annual aggregate. Such insurance may be placed in any format between Comprehensive General Liability, Umbrella or Excess Liability coverage. Such insurance will be endorsed to cover independent Contractors, Contractual Liability, Personal Injury, Vendors, Product/Completed Operations, and any other extensions usual to similar occupancy in the area. The policy will also be endorsed to include Landlord, American International Group, Inc. and its subsidiaries and agents as additional insureds.

        Tenant will require all contractors it hires to work on the Leased Premises to maintain liability insurance with limits of not less than $1,000,000 per occurrence.

        Workers Compensation and Employer's Liability:    Providing at least the statutory limits for Worker's Compensation and not less than $1,000,000 for Employer's Liability applying to all employees, including leased employees.

        Automobile Liability:    Providing Bodily Injury and Property Damage limits of not less than $1,000,000 for all vehicles owned, non-owned, hired, leased or in any way operated for or under the direction of Tenant.

        Fire and Extended Coverage:    Covering its personal property including theft, removable trade fixtures, equipment, improvements and other installations paid for by Tenant.

        Waiver of Subrogation Rights:    ANYTHING IN THIS LEASE NOTWITHSTANDING, LANDLORD AND TENANT EACH HEREBY WAIVES ANY AND ALL RIGHTS OF RECOVERY, CLAIM, ACTION, OR CAUSE OF ACTION AGAINST EACH OTHER, ITS AGENTS, OFFICERS, OR EMPLOYEES, FOR ANY LOSS OR DAMAGE, (UNLESS CAUSED BY WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE OTHER PARTY) THAT MAY OCCUR TO THE LEASED PREMISES THE BUILDING OR THE PROPERTY (INCLUDING THE WORTHAM GARAGE), OR ANY IMPROVEMENTS THERETO, OR ANY PERSONAL PROPERTY THEREIN, BY REASON OF FIRE, THE ELEMENTS, OR ANY OTHER CAUSES WHICH ARE TO BE INSURED AGAINST UNDER THE TERMS OF INSURANCE POLICIES REQUIRED IN THIS LEASE, WITHOUT REGARD TO WHETHER OR NOT ANY SUCH POLICIES ARE MAINTAINED, AND WITHOUT REGARD TO THE AMOUNT OF ANY DEDUCTIBLES. If Tenant is unable to obtain the provisions set forth herein from its property insurance company, Tenant shall have Landlord, American International Group, Inc. and its affiliates, subsidiaries and agents included as an additional insured on Tenant's property insurance policy.

        Primary Policies:    All Tenant's policies required above will provide a 30-day prior notice to cancellation or any material change reasonably deemed detrimental to Landlord.

        Tenant's Failure to Insured:    If Tenant shall fail to obtain insurance as required herein, Landlord may, but shall not be obligated to, obtain such insurance, and in such event, Tenant shall pay as Additional Rent, the premium for such insurance upon demand by Landlord.

        Non-Limitation of Liability:    Compliance with any of the insurance requirements stipulated in this Lease will not itself be construed to be limitation of liability of Tenant.

        Contravention of Insurance:    Tenant will not intentionally do, allow or permit anything to be done on or about the premises that will affect, impair or contravene any policies of insurance that may be carried by Landlord covering the premises. If failure by Tenant shall cause the rates with respect to Landlord's insurance policies to be increased beyond those rates that would normally be applicable for such type and limits of coverage, Tenant shall pay, as Additional Rent, the amount of any such increases upon demand by Landlord.

        Cooperation:    In the even of loss, Tenant shall cooperate with Landlord and any mortgagee in connection with the proceeding and collection of claim settlements.

        Landlord's Insurance:    Landlord shall carry commercial General (or Public) Liability insurance with regard to the Property, and an All risk, Replacement Cost insurance for the Building and for Landlord's Building improvements located therein and thereon.

        14.    ADDITIONS AND FIXTURES.

          A.    Tenant will make no non-structural alteration, change, improvement, repair, replacement or addition to the Leased Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed. If such prior written consent of Landlord is granted, the work in such connection shall be at Tenant's expense but by workmen of Landlord or by workmen and contractors approved in advance in writing by Landlord and in a manner and upon terms and conditions and at times satisfactory to and approved in advance in writing by Landlord. Tenant shall use best efforts to cause its contractors and laborers to cooperate with, and to not unduly interfere with the work of, Landlord, Landlord's contractors and laborers and any other Building tenant's contractors and laborers in connection with work being done by such person in the Building.

          B.    Tenant may remove its trade fixtures, supplies and movable office furniture and equipment not attached to the Building provided (1) such removal is made prior to the termination of the term of this Lease (including any renewal thereof), (2) no Event of Default has occurred and is then continuing at the time of such removal, and (3) Tenant promptly repairs all damage caused by such removal. All other property at the Leased Premises and any alteration or addition to the Leased Premises (including wall-to-wall carpeting, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the Leased Premises ("Fixed Leasehold Improvements") shall immediately upon such attaching become the property of Landlord and shall be surrendered to Landlord in its original condition, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant, with the Leased Premises as part thereof, at the termination of this Lease, Tenant hereby waiving all rights to any payment or compensation therefor. Notwithstanding the aforementioned Tenant will, prior to termination of this Lease, remove any and all Fixed Leasehold Improvements that Tenant is required to remove pursuant to this Lease and any damage caused by such removal will be repaired as provided for in Paragraph 9. herein.

          C.    If any property not belonging to Landlord remains at the Leased Premises after the expiration of the term of this Lease, Tenant hereby authorizes Landlord to make such disposition of such property as Landlord may desire without liability for compensation or damages to Tenant. IN THE EVENT THAT SUCH PROPERTY IS THE PROPERTY OF SOMEONE OTHER THAN TENANT, TENANT AGREES TO INDEMNIFY AND HOLD LANDLORD HARMLESS FROM ALL SUITS, ACTIONS, LIABILITY, LOSS, DAMAGES, AND EXPENSES IN CONNECTION WITH OR INCIDENT TO ANY REMOVAL, EXERCISE OR DOMINION OVER AND/OR DISPOSITION OF SUCH PROPERTY BY LANDLORD.

          D.    Tenant shall have no authority to create nor shall it allow or permit the creation of any liens for labor or material on or against the Leased Premises or the Property, or any part thereof, and all persons either contracting with Tenant or furnishing and/or rendering labor and/or materials to Tenant, shall be notified in writing by Tenant that they must look only to Tenant to secure the payment of such labor or materials. Should any mechanics', materialmen or other lien be filed against the Leased Premises or the Building, or any part thereof, for any reason whatsoever relating to the furnishing of labor or materials as aforesaid, Tenant shall cause the same to be cancelled and discharged of record by statutory bond or otherwise within ten (10) days after notice and demand for such cancellation and discharge by Landlord. In the event any lien continues undischarged after such ten (10) day period, Landlord shall have the right, at its sole election and discretion without any obligation, to pay the same or any portion thereof without inquiry as to the validity thereof, and any amount so paid, including all costs and expenses, shall be deemed additional rent under the Lease and shall be due and payable on demand. FURTHERMORE, TENANT SHALL DEFEND, INDEMNIFY AND SAVE HARMLESS LANDLORD, AMERICAN INTERNATIONAL GROUP, INC. AND ITS SUBSIDIARIES, AFFILIATES AND AGENTS FROM AND AGAINST CLAIMS AND FROM AND AGAINST ANY AND ALL CONTRACTORS', LABORERS, MATERIALMEN'S AND MECHANICS' LIENS IN CONNECTION WITH OR ARISING OUT OF, OR BASED ON THE FURNISHING AND/OR RENDERING OF LABOR AND/OR MATERIALS TO TENANT IN CONNECTION WITH THE LEASED PREMISES, THE BUILDING OR ANY PART THEREOF BY ANY OF TENANT'S CONTRACTORS AND THEIR SUBCONTRACTORS OF EVERY TIER.

          E.    INDEMNIFICATION

            1.1   To the fullest extent permitted by law, Tenant's Contractor or Subcontractors ("hereinafter referred to as Contractor") shall defend, indemnify and hold harmless the Owner, its agents, employees, officers, directors, shareholders, affiliated, related, parent and subsidiary companies (the "Indemnitees"), from and against any and all claims, losses, damages, causes of action, liens, encumbrances, penalties, fines, suits proceedings, demands, costs (including attorney's fees and disbursements) of whatsoever kind of nature, including claims for damages because of bodily injury, sickness, disease, or death, injury to, loss of use, or destruction of tangible property, arising out of the work or operations of the Contractor or any Subcontractor, sub-subcontractor, supplier, or any of their agents, employees, officers, directors or partners unless caused solely by or arising out of any act or omission of the Owner, or the negligence of the Owner, its agents, employees, officers, directors, shareholders, affiliates, parent or subsidiary companies, in whole or in part.

            1.2   Any Indemnitees, at its election, may defend itself against and, with the Contractor's consent, settle any claim covered by the indemnification provision. At the request of any Indemnitees, Contractor shall assume the defense on behalf of such Indemnitees, however, that any attorney's employed in such defense must be satisfactory to such Indemnitees.

            1.3   The Indemnification required by this Contract shall in no way be deemed released, waived or modified by reason of any insurance or bond provided by the Contractor pursuant to the requirements of this Contract.

            1.4   Contractor agrees to reimburse the Owner, and all other Indemnitees, all sums which the Indemnitees are legally obligated to pay by reason of claims described in paragraph 14. (E) 1.1., including all payments made by or on behalf of any Indemnitees to any employees of the Contractor or any subcontractor.

            1.5   In the event any portion of this Indemnification section is found invalid or unlawful, then, in that event, the other provisions of this Indemnification section will survive and remain enforceable.

            1.6   In the event that the Contractor is requested but refuses to honor its indemnity obligations hereunder, then the Contractor shall, in addition to its other obligations, pay the cost of bringing any action to enforce the Contractor's indemnity obligations, including, without limitation, attorney's fees and disbursements, to the party requesting indemnity.

            1.7   Should the Contractor hire any subcontractors to perform any of the work under this Contract, the Contractor shall require each contractor to indemnify the Owner (and other Indemnitees under this Contract) under the same terms and conditions as required under this Contract.

          F.     INSURANCE

            2.1   The Contractor shall purchase and throughout the term of this Contract, maintain in full force and effect the following casualty/liability insurances with limits not less than specified herein, and as required by the terms of this Contract or as required by law, whichever is greater:

      a.
      Commercial General Liability Insurance is to be provided under the Insurance Service Office's (ISO) most current form, with a combined single limit for Bodily Injury and Property Damage of not less than $1,000,000, each occurrence, $2,000,000 aggregate, which insurance shall include a comparable limit with respect to Personal Injury and Advertising Injury. Such insurance shall include the following coverages:

        i.
        Bodily injury coverage, including sickness, disease or death, and also bodily injury resulting from the use of reasonable force to protect persons or property.

        ii.
        Broad Form Property Damage, including coverage for completed operations, and Property Damage Coverage for explosion, collapse and underground hazards.

        iii.
        Premises Operations Coverage, including Independent Contractors.

        iv.
        Personal Injury and Advertising Injury Coverage.

        v.
        Products Liability and Completed Operations Coverage, with the provision that coverage shall extend for a period of at least twelve (12) months from the date of the final completion and acceptance by the Owner of all of Contractor's Work.

        vi.
        Contractual Liability Coverage for the contractual liabilities assumed under this Contract.

      b.
      Comprehensive Business Automobile Liability Insurance including all owned, leased, hired and non-owned vehicles, with a combined single limit for Bodily Injury and Property Damage of not less than $1,000,000 per person and per occurrence, and including uninsured/underinsured and medical payment protection.

      c.
      Umbrella/Excess Liability Insurance, with policy limits of not less than $5,000,000 in excess coverage over the primary coverage required by this Contract.

      d.
      Worker's Compensation and Employer's Liability Coverage, covering all employees (except for leased employees leased to owner in jurisdictions where lessee is statutorily obligated to provide coverage for leased employees), of the Contractor and all sub-contractors, including the following coverages:

      (a)
      Statutory Workers Compensation, as required by the laws or statutes of the applicable state, including injuries by sickness, occupational disease or death, and "Other States Endorsement".

      (b)
      Federal coverages, including U.S. Longshoremen's and Harbor Workers' Compensation Admiralty and Jones Act, and any other applicable federal statutes or laws, as required.

      (c)
      Employer's Liability Insurance, with limits of no less than $500,000 per accident, except that there shall be unlimited coverage with respect to injuries, sickness, disease or death governed by the Texas State Worker's Compensation Act.

          2.2   Landlord, American International Group, Inc. and all of their affiliated, related, subsidiary and parent companies, and their directors, shareholders, officers, agent and employees, shall be named as additional insureds and identified as certificate holders in all insurance policies required under this Contract.

          2.3   The insurance policies required under this Contract shall include a waiver of subrogation provision, providing that these insurance companies shall have no right of recovery against the Owner, or Owner's affiliated, related, subsidiary or parent companies.

          2.4   Prior to the commencement of the Work, the Contractor shall file with the Owner, valid original Certificates of Insurance, and a certified copy of the insurance policies, including any and all endorsements thereto, evidencing compliance with all requirements contained in this Contract, all in form and substance satisfactory to the Owner.

          2.5   Acceptance and/or approval of the insurances required by this Contract does not and shall not be construed to relieve Contractor from any obligations, responsibilities or liabilities under the Contract, including contractual indemnification.

          2.6   All insurances required by the Contract shall be obtained at the sole cost and expense of the Contractor, and shall be maintained with insurance companies properly licensed to do business in all states required by the terms of this Contract. In all instances, each such insurance company must be rated at least "A" in the most recently published Best's Insurance Report.

          2.7   With respect to claims or losses attributable to Contractor's operations, all insurances required by this Contract, and any other usual and customary insurance which Contractor is required to maintain, shall be primary and non-contributing to any insurances maintained by the Owner, and shall provide written notice to be given to the Owner and all additional insureds and certificate holders at least thirty (30) days prior to the cancellation, non-renewal or modification of any such policies, which notice shall be evidenced by return receipt of United States certified mail. None of the insurances issued to the Owner (or other Additional Insureds, as described in paragraph 14. (F) 2.2.) shall be excess of, or contribute with the insurances purchased by the Contractor under the requirements of this Contract.

          2.8   The Contractor shall cause all insurances required by this Contract to be in full force and effect throughout the term of this Contract and as further required by this Contract. The Contractor shall not take an action, or omit to take any action that would suspend or invalidate any of the required coverages during the time period such coverages are required to be in effect.

          2.9   Upon written request of the Owner, the Contractor shall provide information on the status of aggregate limit erosion of any of the Policies required to be purchased by the Contractor.

          2.10   Notwithstanding anything in this Lease to the contrary, should the Contractor hire any subcontractors to perform any of the Work under this Contract, the Contractor shall require each subcontractor to maintain in effect the insurances required by this Contract (but with policy limits in the Contractor's reasonable discretion), and naming the Owner (and others required by this Contract) as additional insureds. Such policy limits of subcontractors' insurances shall not be construed to be a limitation of liability for any subcontractor. Before any subcontractor commences work under any such subcontract, the Contractor shall obtain from the subcontractor and deliver to the Owner the documents and information required in Paragraph 14. (F) 2.4. of this Contract, evidencing compliance with these insurance requirements.

          2.11   Owner, and all of its affiliated, related, subsidiary and parent companies, and its directors, shareholders, officers, agents and employees, shall not be responsible for any injury to, loss of use, or destruction of property owned by the Contractor or any Subcontractor unless caused by Owner's gross negligence.

        15.    RENEWAL OPTION.    Provided no Event of Default has occurred and is then continuing, Tenant shall have an option and right to extend and renew this Lease with respect to all and not part of the then-existing Leased Premises (referred to herein as the "Renewal Option") in accordance with the provisions of this Paragraph. The Renewal Option, if timely and properly exercised, shall be upon and subject to all of the terms, covenants, and conditions of this Lease except as hereinafter provided.

        Landlord and Tenant hereby mutually agree that the following Paragraphs A. through F., inclusive, shall be applicable to the Renewal Option and the exercise thereof:

          A.    Renewal Term.    The renewal term shall commence on the date immediately following the expiration of the Primary Term, and shall continue for a period of Five (5) years thereafter (the "Renewal Term").

          B.    Notice of Intention.    If Tenant desires to exercise the Renewal Option, Tenant must give Landlord written notice of its intention to exercise the Renewal Option no later than nine (9) months, and no earlier than twelve (12) months, prior to the expiration of the Primary Term (the "Tenant's Notice of Intention"). For Tenant to properly and effectively exercise the Renewal Option, Tenant must execute the hereinafter described Renewal Amendment, memorializing the renewal, within thirty (30) days following the date Landlord delivers the same to Tenant.

          C.    Renewal Rate.    The Base Rental applicable during the Renewal Term (the "Renewal Rate") shall be the then prevailing Market Rate (as defined in Paragraph E. hereinbelow), at the time of Tenant's Notice of Intention, as determined by Landlord in good faith.

          D.    Landlord's Notice and Tenant's Election.    Within thirty (30) days following Landlord's receipt of Tenant's notice described in Paragraph B. above, Landlord shall notify Tenant, in writing, of Landlord's determination of the prevailing Market Rate applicable during the Renewal Term ("Landlord's Notice"). Tenant shall then have ten (10) days following receipt of Landlord's Notice in which to notify Landlord in writing that Tenant has elected to exercise the Renewal Option for the Renewal Term in accordance with the terms and conditions of this Lease and the Market Rate determined by Landlord and set forth in Landlord's Notice ("Tenant's Exercise Notice"); provided, however, should Tenant disagree with Landlord's determination of Market Rate and provide Landlord written notice of such disagreement prior to the expiration of the ten (10) day period pursuant to which Tenant is required to deliver Tenant's Exercise Notice, then the last date on which Tenant shall be permitted to deliver Tenant's Exercise Notice to Landlord shall be extended to the date which is ten (10) days following the date Landlord receives said written notice of disagreement (Landlord and Tenant hereby agreeing to work in good faith during such ten (10) day period to mutually agree upon the Market Rate). In the event Tenant fails to timely deliver Tenant's Exercise Notice in accordance with the foregoing provisions and time period(s), then the Renewal Option shall terminate and be of no further force or effect. In the event Tenant timely elects to exercise the Renewal Option, Landlord shall provide Tenant with an amendment mutually acceptable to Landlord and Tenant memorializing the terms of the renewal (the "Renewal Amendment") for execution by Tenant.

          E.    Market Rate.    For the purposes hereof, "Market Rate" shall mean the prevailing base rental charged annually per square foot of Rentable Area for tenants (other than American International Group, Inc. or its subsidiaries or affiliates) of like size and financial stability which have executed lease contracts within the last six (6) months (provided such exist, and, if none exist within the last twelve (12) months) for Comparable Space (as hereinafter defined) in Comparable Buildings (as hereinafter defined). For the purposes hereof, Comparable Space shall take into consideration space of like size, location, view, configuration Fixed Leasehold Improvements and all other allowances and concessions in comparable buildings and any other relevant term or condition. For the purposes hereof, "Comparable Buildings" shall mean buildings, of similar size, quality of construction, condition, and age which provide amenities and services which are comparable to those provided by Landlord to Tenant and which are located in the Central Business District, Galleria/West Loop Area, and Greenway Plaza Area of Houston, Texas.

          F.    No Additional Renewal Rights.    Tenant shall not be entitled to any further renewal or extension rights beyond the Renewal Term.

        Should Tenant fail (a) pursuant to the provisions of Paragraph B. above to either (i) give timely notice to Landlord of Tenant's intent to exercise the Renewal Option, or (ii) timely execute and return the Renewal Amendment to Landlord, or (b) pursuant to Paragraph D. above to timely deliver Tenant's Exercise Notice to Landlord, then, in any such case (x) the Renewal Option shall be deemed to have expired or terminated, as the case may be, and shall be of no further force or effect, and (y) Tenant shall have no right to extend or renew the term of this Lease beyond the expiration of the Primary Term.

        The Renewal Option shall terminate a) if this Lease or Tenant's right to possession of the Leased Premises is terminated, b) if Tenant assigns any of its interest in this Lease to a person or entity other than an Affiliate (as determined herein below); or c) Tenant sublets greater than 50% of the rentable area of the Leased Premises for the remainder of the Primary Term to a person or entity other than an Affiliate.

        16.    RIGHT OF FIRST OFFER.    Subject to Section B below, during the initial four (4) years of the Primary Term of this Lease, Tenant shall have and is hereby granted with respect to the entire Thirteenth (13th) floor of the Building a continuous and recurring a right of first offer to lease a minimum of 7,000 RSF and a maximum of 13,934 RSF on said floor of the Building, provided, however, if Tenant desires to lease greater than 10,000 RSF on the Thirteenth (13th) floor of the Building pursuant to its right of first offer, Tenant must also lease the remaining 3,934 RSF ("ROFO Space"), which right shall be exercised in accordance with the procedures set forth in Section A below.

    (A)
    If at any time during the initial four (4) years of the Primary Term of this Lease Tenant desires to lease the ROFO Space Tenant shall notify Landlord in writing. Within ten (10) days of receipt of such notice from Tenant, Landlord shall give written notice to Tenant as to the availability of the ROFO Space ("Landlord's ROFO Notice"). Landlord's ROFO Notice shall contain the terms, including Landlord's good-faith determination of the then prevailing Market Rate as defined in Paragraph 15.E. above, upon which Landlord intends to offer the ROFO Space for lease to the market. Landlord's ROFO Notice shall also include "as-built" floor plans (if available) for the applicable ROFO Space, and Landlord shall provide Tenant with the opportunity to view such ROFO Space prior to the due date of Tenant's ROFO Exercise Notice (as hereinafter defined). Tenant shall notify Landlord within ten (10) days of receipt of Landlord's ROFO Notice whether it desires to lease the ROFO Space on the terms set forth in Landlord's ROFO Notice ("Tenant's ROFO Exercise Notice"). Tenant's failure to notify Landlord of Tenant's desire to lease the ROFO Space within said 10-day period shall be deemed a refusal by Tenant. If Tenant refuses, or is deemed to have refused the ROFO Space, Landlord shall be free to lease such space to any person or entity for any term, provided that if Landlord does not lease such ROFO Space during the subsequent six (6) month period, Tenant's Right of First Offer with respect to such space shall be reinstated.

    (B)
    If Tenant exercises its right of first offer with respect to such ROFO Space, such space shall be added to the Leased Premises for the remaining Term of the Lease (including the Renewal Term, if any) on (1) all the terms, covenants and conditions specified in the Landlord's ROFO Notice, and (2) the terms, covenants and conditions of this Lease to the extent that such terms, covenants and conditions of this Lease do not conflict with the terms, covenants and conditions specified in the Landlord's ROFO Notice; provided however, that notwithstanding anything herein to the contrary, Base Rent and any Additional rent and all other economic terms applicable to the ROFO Space shall be property adjusted.

    (C)
    Tenant's right to exercise its right of first offer with respect to the ROFO Space pursuant to this Section, is subject to the following conditions: (1) that on the date that Tenant delivers its binding written notice of its election to exercise Tenant's ROFO Exercise Notice, no Event of Default has occurred and is then-continuing; and (2) that Tenant shall not have assigned the Lease to a person or entity other than an Affiliate or sublet more than fifty percent (50%) of the Rentable Area of the Premises under the Lease for the remainder of the Primary Term to a person or entity other than an Affiliate.

    (D)
    Promptly after Tenant's exercise of its right of first offer pursuant to this section, Landlord shall prepare an amendment to the Lease mutually acceptable to Landlord and Tenant to reflect changes in the size of the Leased Premises, Base Rent, Tenant's Proportionate Share of Basic Costs (as defined below) and any other appropriate terms, due to the addition of the ROFO Space. Tenant shall execute and return such an amendment to the Lease within fifteen (15) days after its submission to Tenant.

        17.    RIGHT OF FIRST REFUSAL.    (A) Landlord agrees that during the initial four (4) years of the Primary Term, prior to entering into any new lease with a prospective new tenant for any portion of the Thirteenth (13th) Floor in the Building, (the "ROFR Space") Landlord shall, provided Tenant has not assigned the Lease to a person or entity other than an Affiliate or sublet more than fifty percent (50%) of the Rentable Area of the Premises under the Lease to a person or entity other than an Affiliate for the remainder of the Primary Term, first notify Tenant in writing of its intention to do so, which notice shall set forth the rent, terms and other conditions upon which such lease is intended to be consummated with such prospective tenant, except Tenant must lease the space coterminous with the Primary Term ("Landlord's Notice"). Landlord's Notice shall also include "as built" floor plans (if available) for the ROFR Space, and Landlord shall provide Tenant with the opportunity to view such ROFR Space prior to the Refusal Notice Date (as hereinafter defined). The foregoing right of first refusal granted to Tenant shall be continuous and recurring during the initial four (4) years of the Primary Term.

Tenant shall have a period of five (5) Business Days following the giving of Landlord's Notice to notify Landlord, in writing, of its election to enter into a lease for the applicable ROFR Space as a tenant upon the rent, terms and conditions set forth in Landlord's Notice ("Refusal Notice Date"). If Tenant shall notify Landlord in writing of its election to enter into such Lease as a tenant for the ROFR Space within the said five (5) Business Day period, Landlord shall deliver and Tenant shall execute a modification of this Lease mutually acceptable to Landlord and Tenant incorporating the rent, terms and conditions as set forth in Landlord's Notice to Tenant with respect to such ROFR Space to the additional premises, and Tenant's Security Deposit, if any, currently held by Landlord shall be increased in a proportionate amount. Time is of the essence with respect to Tenant's exercise of its right to first refusal.

        (B)  If Tenant shall fail to notify Landlord in writing of its election to enter into a modification to its Lease incorporating the ROFR Space, within the five (5) Business Day period referred to in subsection (A) hereof, then the right of first refusal granted to the Tenant as set forth in subsection (A) of this Section with respect to the ROFR Space referred to in Landlord's Notice, shall automatically terminate and come to an end subject to Paragraph 17.D. (below).

        (C)  If Tenant shall not elect to Lease the premises referred to in Landlord's Notice within the five (5) Business Day period following Landlord's Notice then, Landlord may thereafter deliver the Lease for such additional premises to the proposed tenant.

        (D)  Notwithstanding the aforementioned, in the event Landlord and prospective Tenant fail to execute a lease agreement for all of the ROFR Space identified in Landlord's Notice within One Hundred Eighty (180) Days from the Refusal Notice Date, Tenant's right of first refusal for the ROFR Space, or any portion thereof, shall be reinstated.

        (E)  This right of first refusal so granted to Tenant shall terminate and become null and void upon the expiration or sooner termination of this Lease.

        18.    ASSIGNMENT AND SUBLETTING.

          A.    Except as otherwise provided in Paragraph 18.B. and 18.D. herein below, neither Tenant nor Tenant's legal representatives or successors in interest by operation of law or otherwise shall assign this Lease or sublease the Leased Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Leased Premises without the prior express written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and any attempt to do any of the foregoing without the prior express written consent of Landlord shall be void and of no effect. In the event Tenant requests Landlord's consent as to any such assignment, sublease or other transaction, a signed counterpart of one-half of instruments relative thereto (executed by one-half of parties to such transaction with the exception of Landlord) shall be submitted by Tenant to Landlord prior to or contemporaneously with the request for Landlord's written consent thereto (it being understood that no such instrument shall be effective without the written consent of Landlord) and thereupon Landlord shall have the right and option, as of the requested effective date of such assignment, sublease or other transaction by written notice to Tenant within thirty (30) days, to either (i): cancel and terminate this Lease as to the portion of the Leased Premises with respect to which Landlord has been requested to permit such assignment, sublease or other transaction; and if Landlord elects to cancel and terminate this Lease as to the aforesaid portion of the Leased Premises, then the rent and other charges payable hereunder shall thereafter be proportionately reduced, (ii) consent to such assignment, sublease or other transaction, or (iii) not consent to such assignment, sublease or other transaction and continue this Lease in full force and effect as to all the Leased Premises. In the event of any such attempted assignment or attempted sublease or should Tenant, in any other manner of transaction, permit or attempt to permit anyone to occupy the Leased Premises (or any portion thereof) without the prior express written permission of Landlord, Landlord shall thereupon have the right and option to cancel and terminate this Lease effective upon fifteen (15) days notice to Tenant given by Landlord at any time thereafter either as to the entire Leased Premises or as to only the portion thereof which Tenant shall have attempted to assign or sublease or otherwise permitted some other party's occupancy without Landlord's prior express written permission; and if Landlord elects to cancel and terminate this Lease as to the aforesaid portion of the Leased Premises, then the rent and other charges payable hereunder shall thereafter be proportionately reduced. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law except as provided for in Paragraph 18.B. below.

          B.    If Tenant is a corporation, then any transfer of this Lease from Tenant by merger, consolidation or dissolution or any change in ownership or power to vote a majority of the voting stock in Tenant outstanding at the time of execution of this Lease shall constitute an assignment for the purpose of this Lease; provided, however that the acquisition of all stock of a corporate tenant by any corporation, the stock of which is registered pursuant to the Securities Exchange Act of 1934 or the merger of a corporate tenant into such a corporation, the stock of which is so registered shall not itself be deemed to be a violation of Paragraph 18.A. hereof. For purposes of this Paragraph 18.B., the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation involved. If Tenant is a general partnership having one or more corporations as partners or if Tenant is a limited partnership having one or more corporations as general partners, the provisions of this Paragraph 18.B. shall apply to each of such corporations as if such corporation alone had been the Tenant hereunder.

          If Tenant is a general partnership (whether or not having any corporation as partners) or if Tenant is a limited partnership (whether or not having any corporations as general partners), any transfer of a partnership interest or interest which would effect a change in control of the partnership shall constitute an assignment for purposes of this Lease.

          C.    Consent by Landlord to a particular assignment or sublease or other transaction shall not be deemed a consent to any other or subsequent transaction nor release Tenant from any of its covenants, duties, and obligations hereunder. If this Lease be assigned or if the Leased Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge or hypothecation of the leasehold interest or grant of any concession or license within the Leased Premises without the prior express written permission of Landlord, or if the Leased Premises be occupied in whole or in part by anyone other than Tenant or its Affiliates without the prior express written permission of Landlord, Landlord may nevertheless collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and apply the net amount collected to the rent payable hereunder, but no such transaction or collection of rent or application thereof by Landlord shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties and obligations hereunder.

          D.    Notwithstanding anything to the contrary in this Paragraph 18. during the Primary Term or any and all renewals or extensions of this Lease, Tenant may sublease the Leased Premises, or any part thereof (i) to its Parent, Affiliate or Subsidiary without prior Landlord consent, or (ii) to not more than two (2) third party subtenants per floor at any one time, upon the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary in this Paragraph 18., during the Primary Term or any renewals or extension of this Lease, Tenant may assign this Lease, to its Parent, Affiliate or Subsidiary, without prior Landlord consent, and to third parties upon the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. "Affiliate" shall be defined as any entity that controls, is controlled by, or is under common control with, Tenant (whereby control is by direct management by contract or otherwise); any entity that succeeds to Tenant's business by merger, reorganization or other form of corporate reorganization; any entity that purchases multiple assets from Tenant; or any entity which purchases as an operating unit the business located at the Premises. Should Landlord fail to notify Tenant of its decision within the thirty (30) day period pursuant to Paragraph 18.A., the sublease or assignment shall be deemed to be approved. To the extent Landlord's consent is required as aforesaid but not otherwise, the foregoing rights are in all events, however, subject to Landlord's right and option to cancel and terminate the Lease as to the portion of the Leased Premises with respect to which Landlord has been requested to permit such assignment, sublease or other transaction as specifically set forth in Paragraph 18.A. above.

          E.    Notwithstanding anything in this Lease to the contrary, in the event Tenant subleases more than fifty percent (50%) of the Rentable Area of the Leased Premises or assigns this Lease as provided in this Paragraph 18., and in the event that the rent (or all consideration in the event of an assignment) due and payable by such a sublessee or assignee under such a permitted sublease or assignment, as defined hereinabove, or a combination of the rent payable under such sublease plus any bonus or other consideration therefor or incident thereto exceeds the rent payable provided under this Lease, excepting for reasonable costs and expenses relative to securing such sublessee into the Leased Premises or securing such assignment, including, but not limited to, architectural expenses, legal expenses, construction costs, and brokerage fees, which shall be amortized over the term of the sublease (or, with respect to an assignment, the remaining, then-existing term of this Lease) in accordance with generally accepted accounting principles, consistently applied (hereinafter called "Profit"), then Tenant shall be bound and obligated to pay Landlord fifty percent (50%) of such Profit within ten (10) business days following receipt thereof by Tenant from such sublessee or assignee in accordance with Paragraph 4. above.

        19.    SUBORDINATION.    Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, or other lien, or other matters of record presently existing or hereafter placed upon the Leased Premises, and any mortgagee and/or beneficiary of any deed of trust or other lien ("Landlord's Mortgagee") and/or Landlord shall have the right at any time to subordinate or make superior such mortgage, deed of trust, or other lien to this Lease on such terms and subject to such conditions as such Landlord's Mortgagee may deem appropriate in its discretion. Upon demand, Tenant agrees to execute such further instruments subordinating or making superior this Lease, as Landlord may request, and such non-disturbance and attornment agreements, as any such Landlord's Mortgagee shall request, in a form satisfactory to Landlord's Mortgagee. Upon Tenant's request, Landlord agrees to use reasonable efforts to obtain a nondisturbance agreement in favor of Tenant from any existing or future Landlord's Mortgagees of the Building, which nondisturbance agreement shall be in a form satisfactory to Landlord's Mortgagee. Notwithstanding the subordination provided for hereinabove, Tenant's right to quiet possession of the Leased Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms.

        20.    ADJUSTMENT OF BASE RENTAL.

          A.    The Base Rental for the Leased Premises and the Storage Space Rental Rate provided for herein is based on the Basic Cost (as hereinafter defined) of repairing, maintaining and operating the Building during the calendar year 2002, such amount being hereinafter referred to as "Base Year Basic Cost".

          B.    "Basic Cost" as said term is used herein shall consist of the operating expenses of the Building, which shall be computed on the accrual basis. For each calendar year (or portion thereof) during the Term of this Lease (including any extensions or renewals thereof), Tenant shall pay as Additional Rent, Tenant's Proportionate Share of the Basic Cost for such calendar year. As used herein, Tenant's "Proportionate Share" shall equal a fraction, the numerator of which is the total RSF of the Leased Premises and the Storage Space and the denominator of which is the total RSF leased or held for lease for general office purposes and for general storage space purposes in the Building for such calendar year (or portion thereof). All operating expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied. The term "operating expenses" as used herein, shall mean all expenses, costs and disbursements (but not replacement of capital investment items nor specific costs especially billed to and paid by specific tenants nor rental commissions) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with, the ownership and operation of the Building and Outside Common Areas (as hereinafter defined), including, but not limited to, the following:

      (1)
      Wages and salaries of all employees (up to but not above the level of the on-site Building manager) engaged in the operation and maintenance of the Building, including taxes, insurance and benefits relating thereto;

      (2)
      Management fees relating to the management of the Building that do not exceed three percent (3%) of gross revenues defined to be Base Rental and Additional Rent;

      (3)
      Cost of all supplies and materials used in the operation and maintenance of the Building;

      (4)
      Cost of water and power, heating, lighting, air conditioning and ventilation for the Building;

      (5)
      Cost of all maintenance and service agreements for the Building and all equipment therein or thereon, including, but not limited to, alarm service, window cleaning and elevator maintenance;

      (6)
      Cost of casualty and liability insurance applicable to the Building and Landlord's personal property used in connection with the operation and maintenance of the Building;

      (7)
      All taxes and assessments and other governmental charges whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Leased Premises or by others subsequently created or otherwise, and any other taxes and improvement assessments attributable to the Building or its operation excluding, however, federal and state taxes on income of Landlord. It is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of Fixed Leasehold Improvements to the extent that the same exceed building standard;

      (8)
      Cost of repairs and general maintenance (excluding cost of repairs paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant);

      (9)
      Amortization of the cost of capital investment items and of the installation thereof which are primarily for the purpose of saving energy or reducing operating costs or which may be required by governmental authority. All such costs shall be amortized over the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles and in no event to extend beyond the reasonable life of the Building; and,

      (10)
      All dues and assessments paid to any building owner association which encompasses the Building.

          C.    Notwithstanding the foregoing provisions of Paragraph 20.B hereinabove, the following items shall be excluded from operating expenses:

      (1)
      Costs of repairs, replacements or other work occasioned by fire, windstorm or other casualty, or the exercise by governmental authorities of the right of eminent domain;

      (2)
      Leasing commissions, attorney's fees, costs, disbursements and other expenses incurred by Landlord or its agents in connection with negotiations, disputes and/or enforcements of any leases with tenants or other occupants, or prospective tenants or other occupants, of the Building;

      (3)
      "Tenant allowances", "tenant concessions", work letters, and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for Tenant or other tenants or occupants of the Building, or vacant, leasable space in the Building, including space planning/interior architecture and design fees for same;

      (4)
      Depreciation, other "non-cash" expense items or amortization, except for amortization charges as provided for in Paragraph 20.B(9) hereinabove;

      (5)
      Costs of a capital nature, except as provided for in Paragraph 20.B(9) hereinabove, including, but not limited to, capital additions, capital improvements, capital repairs, capital maintenance, capital alterations, capital replacements, capital equipment and capital tools, and/or capital redesign, all in accordance with generally accepted accounting principles, consistently applied;

      (6)
      Costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Building and which are not available to Tenant without specific charge therefore, but which are provided to another tenant or occupant of the Building, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

      (7)
      Services, items and benefits for which Tenant or any other tenant or occupant of the Building specifically reimburses Landlord or pays third persons;

      (8)
      Costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord, its employees, agents and/or contractors, or by other tenants or occupants of the Building, or any terms and conditions of this Lease, of the leases of other tenants of the Building, and/or of any valid, applicable law, rules, regulations, and codes of any federal, state, county, municipal or other governmental authority having jurisdiction over the Building or the Property that would not have incurred but for such violation by Landlord, its employees, agents and/or contractors, it being intended by the parties hereto that each such party shall be responsible for the costs resulting from its own violation of such leases and laws, rules, regulations and codes as same shall pertain to the Building and Property;

      (9)
      Penalties for late payment, including, without limitation, taxes, equipment leases, etc;

      (10)
      Costs directly resulting from the negligence or willful misconduct of Landlord and/or its employees, agents and contractors;

      (11)
      Payments in respect of overhead and/or profit to any subsidiary or affiliate of Landlord, or to any other party, as a result of a non-competitive selection process for services on or to the Building or Property, or for goods, supplies or other materials, to the extent that the costs of such services, goods, supplies and/or materials exceed the costs that would have been paid had the services, goods, supplies or materials been provided by parties unaffiliated with Landlord, or by third parties, of similar skill, competence and experience, on a competitive basis;

      (12)
      Payments of principal, finance charges or interest on debt or amortization on any mortgage, deed of trust or other debt, and rental payments (or increases in same) under any ground or underlying lease or leases (except to the extent the same may be made to pay or reimburse, or may be measured by, real estate taxes;

      (13)
      Taxes payable by Landlord other than real estate taxes payable with respect to Landlord's ownership of the Building and/or the Property;

      (14)
      Real estate taxes allocable to the leasehold improvements of other tenants or occupants of the Building;

      (15)
      Costs (including wages and salaries of employees) of operating any commercial concessions (such as a snack bar, restaurant or newsstand), if any, operated by Landlord, or by any subsidiary or affiliate of Landlord;

      (16)
      Rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Building;

      (17)
      Costs incurred in installing, operating, maintaining and owning any specialty items or services not normally installed, operated and maintained in buildings comparable to the Building and not necessary for Landlord's operation, repair and maintenance of, and the providing of required services for, the Building and/or any parking areas or garages servicing the Building, including, but not limited to, an observatory, beacon(s), broadcasting facilities (other than the Building's music system, and life support and security systems), luncheon club, athletic or recreational club, helicopter pad, child care center, concierge, kiosks, promotions, displays, etc.;

      (18)
      Advertising and promotional expenses including costs incurred for marketing or leasing of space in the Building;

      (19)
      Costs in connection with the ownership, operation and maintenance of any parking areas or garages which do not service the Building;

      (20)
      Costs or expenses for sculpture, paintings or other works of art, including costs incurred with respect to the purchase, ownership, leasing, showing, promotion, securing, repair and/or maintenance of same;

      (21)
      Costs for which Landlord is compensated through, or reimbursed by, insurance, warranty or other means of recovery;

      (22)
      Costs or restoration or repair of the Building as a result of total or partial destruction or condemnation thereof;

      (23)
      Contributions to operating expense reserves;

      (24)
      Premiums and other charges with respect to rental loss insurance;

      (25)
      Contributions to charitable and/or political organizations;

      (26)
      Costs incurred in removing the property of former tenants and/or other occupants of the Building;

      (27)
      The costs of any "tap fees" or one-time lump sum sewer or water connection fees for the Building;

      (28)
      Costs or fees relating to the defense of Landlord's title to or interest in the Building and/or the Property, or any part thereof;

      (29)
      Compensation in the form of wages, salaries and such other compensation and benefits, as well as any adjustments thereto, for all employees and personnel of Landlord above the level of the on-site Building manager;

      (30)
      Special assessments, federal, state, county or municipal taxes on income, death taxes, excess profit taxes, franchise taxes, or any taxes imposed or measured on or by the income, gross receipts or revenue of Landlord form the operation of the Building or imposed in connection with or as a result of any change in the ownership of the Building and/or the Property;

      (31)
      All bad debt loss, rent loss, or reserves for bad debt loss or rent loss.

          D.    The term "Outside Common Areas" is defined to mean the land described on Exhibit "C" attached hereto and made a part hereof or such portion thereof as is from time to time devoted to the uses associated with the Building, and any adjacent or contiguous land which may from time to time be devoted to uses associated with the Building, together with such improvements as may from time to time be erected upon or under any of such lands including, but not limited to, surface parking areas (excluding parking garages), lighting facilities, utility lines, sidewalks, covered walkways, underground walkways, driveways, plazas, courts, retaining walls, access roads, truck service ways and landscaping areas.

          E.    In the event that the Basic Cost of Landlord's operation of the Building (calculated on a per square foot basis using the RSF of the Building set forth in Paragraph 1. of this Lease) during any calendar year during the term of this Lease shall exceed the Base Year Basic Cost set out in Paragraph 20.A., Tenant shall pay to Landlord, as additional rent, the increase in Tenant's Proportionate Share of such Basic Cost for such year over the Base Year Basic Cost, determined by multiplying such increase (expressed in terms of dollars per square foot calculated as aforesaid) by the RSF of the Leased Premises and Storage Space as set forth in Paragraphs 1. and 3., respectively, of this Lease. If any year's actual operating expenses are less than the Base Year Basic Cost, Tenant shall not be obligated for rental in excess of the Base Rental stated in Paragraph 4. of this Lease, provided, however, that the rental owed by Tenant shall never be less than the Base Rental stated in Paragraph 4.

      (1)
      The first amount, which may be due under this Paragraph 20. shall be due within thirty (30) days after Landlord submits to Tenant a bill or invoice therefor. After Landlord shall have submitted to Tenant a bill or invoice for the first amount due under this Paragraph 20., Landlord may thereafter submit to Tenant a bill or invoice each month for one-twelfth (1/12th) of said amount or one-twelfth (1/12th) of such greater amount as may be later estimated by Landlord in its good faith business judgment to be due by Tenant under this Paragraph 20. The amount of the first such bill or invoice shall be determined by multiplying the monthly amount due by the number of calendar months of the then current year which have commenced as of the date of the bill or invoice. In the event of such billing or invoicing procedure by Landlord, then Tenant shall be bound and obligated to pay such indicated amount contemporaneously with required payment of rental hereunder on the first day of each calendar month, in advance, for each and every month in the term of this Lease, in lawful money of the United States.

      (2)
      Landlord currently operates, or may in the future, construct and operate other office buildings located adjacent to the Building, Tenant agrees that Landlord may treat the Building and the adjacent buildings as one unit for the purpose of purchasing and providing energy, water, insurance, and common services included within the operating expenses. Landlord shall equitably divide such expenses between the Building and the adjacent buildings for each Lease Year (or partial Lease Year) and the allocation of such expenses shall be subject to verification by the Tenant at Landlord's offices.

      (3)
      Notwithstanding any other provision herein to the contrary, it is agreed that in the event the Building is not fully occupied during any year during the term of this Lease, an adjustment shall be made in computing the actual Basic Costs for such year so that the actual Basic Costs shall be computed for such year as though the Building had been one hundred percent (100%) occupied during such year.

      (4)
      The failure of Landlord to furnish a statement of Basic Costs for any calendar year or to submit to Tenant a bill or invoice therefor as provided in Paragraph 20.E(I) hereinabove for any calendar year or portion thereof shall not prejudice Landlord's right to furnish such statement, bill or invoice for any subsequent calendar year or portion thereof

      (5)
      If the Commencement Date, Expiration Date or Termination Date is other than the first day or last day of the month, as the case may be, Tenant shall be required to pay only a pro rata portion of any monthly amount which may be due under this Paragraph 20. Further, if the Commencement Date is other than the first day of a calendar year Tenant shall be required to pay a pro rata portion of the amount which may be due under this Paragraph 20, equal to a fraction of such amount, which fraction's numerator shall be the number of calendar months remaining of the then current calendar year (including the calendar month of Commencement Date) and the denominator of which is twelve (12). If the expiration or termination date of this lease is other than the last day of a calendar year, Tenant shall be required to pay a pro rata portion of the amount which may be due under this Paragraph 20, equal to a fraction of such amount, which fraction's numerator shall be the number of calendar months of the then current calendar year that have lapsed (including the calendar month of expiration or termination) and the denominator of which is twelve (12).

      (6)
      In the event of any change in the Rentable Area during any calendar year during the term of the Lease, Tenant's pro rata share of any amount, which may be due under this Paragraph 20. shall be adjusted proportionally effective as of the date of such change in Rentable Area.

      (7)
      Once each calendar year, Landlord shall perform such computations as are necessary to determine the amount properly payable by Tenant under this Paragraph 20.E., whereupon, if Tenant shall have overpaid, Landlord shall refund to Tenant the amount of the overpayment within thirty (30) days of such determination, but if Tenant shall have underpaid, Landlord shall invoice Tenant for the amount of the underpayment and such underpayment shall be due within thirty (30) days. Tenant may have an audit made of any increase of the Base Year Basic Cost, provided any payment due under this Paragraph 20. has first been made, and provided further, that such payment shall not prejudice this right to audit. The cost of the audit shall be borne by the Tenant unless such audit shows that Landlord's computations were in error by five percent (5%) or more for the relevant period, in which event Landlord will pay the cost of such audit. Any audit requested by Tenant shall be made at the Building Office during normal business hours after three (3) business days' prior written notice to Landlord.

      (8)
      It is agreed by Landlord and Tenant that the foregoing audit and adjustment provision shall survive the termination of this Lease.

        21.    EMINENT DOMAIN.    If there shall be taken by exercise of the power of eminent domain during the term of this Lease any part of the Leased Premises or Building, Landlord may elect to terminate this Lease (including any renewal or extensions thereof) or to continue same in effect. If Landlord elects to continue the Lease, the rental shall be reduced in proportion to the area of the Leased Premises resulting from such taking. All sums awarded or agreed upon between Landlord and the condemning authority for the taking of the interest of Landlord or Tenant, whether as damages or as compensation, will be the property of Landlord without prejudice, however, to claims of Tenant against the condemning authority on account of the unamortized cost of Fixed Leasehold Improvements paid for by Tenant taken by the condemning authority. If this Lease should be terminated under any provisions of this Paragraph 21., rental shall be payable up to the date that possession is taken by the taking authority, and Landlord will refund to Tenant any prepaid unaccrued rent less any sum then owing by Tenant to Landlord.

        22.    ACCESS BY LANDLORD.    Upon reasonable prior notice to Tenant (except in the case of an emergency), Landlord, its agents and employees, shall have access to and the right to enter upon the Leased Premises at any reasonable time to examine the condition thereof, to make any repairs or alterations required to be made by Landlord hereunder, to show the Leased Premises to prospective purchasers or tenants, and for any other purpose deemed reasonable by Landlord.

        23.    LANDLORD'S LIEN.    To secure the payment of all rent due and to become due hereunder, and the faithful performance of all the other covenants of this Lease required by Tenant to be performed, Tenant hereby gives to Landlord an express contract lien on and security interest in all property, chattels or merchandise which may be placed in the Premises and also upon all proceeds of any insurance which may accrue to Tenant by reason of damage to or destruction of any such property. All exemption laws are hereby waived by Tenant. This lien and security interest are given in addition to the Landlord's statutory lien(s) and shall be cumulative thereto. Upon request of Landlord, Tenant agrees to execute Uniform Commercial Code financing statements relating to the aforesaid security interest. Notwithstanding the foregoing or anything elsewhere in this Lease to the contrary, Landlord hereby agrees to subordinate its liens herein retained (as well as any statutory Landlord's lien) to any lien securing bona fide financing of Tenant's removable personal property placed in the Leased Premises, and Landlord further agrees to execute, promptly following Tenant's written request, a subordination agreement evidencing such subordination in form reasonably satisfactory to Landlord and Tenant.

        24.    REMEDIES.

          A.    Each of the following acts or omissions of Tenant or occurrences shall constitute an "Event of Default":

      (1)
      Failure or refusal by Tenant to timely pay rent or other payments hereunder, notwithstanding the aforementioned, on the first (1st) and second (2nd) occasion of Tenant's late payment of any installment of Base Rent or Additional Rent in any twelve (12) month period, and no more than twice in any twelve (12) month period, Landlord agrees that same shall not constitute an Event of Default if such payment is made no later than the fifth (5th) day after written notice thereof;

      (2)
      Failure to perform or observe any other covenant or condition of this Lease by Tenant to be performed or observed, provided, however, notwithstanding such occurrence, Landlord agrees that same shall not constitute an Event of Default unless such occurrence continues beyond the expiration of thirty (30) days following Landlord's written notice to Tenant thereof;

      (3)
      Abandonment or vacating of the Leased Premises or any significant portion thereof and nonpayment of Base Rental;

      (4)
      The entry of a decree or order for relief by a court having jurisdiction over Tenant or any guarantor of Tenant's obligations hereunder in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Tenant or any guarantor of Tenant's obligations hereunder or for any substantial part of said parties' property, or ordering the winding-up or liquidation of said parties' affairs;

      (5)
      The commencement by Tenant or any guarantor of Tenant's obligations hereunder of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by either of said parties to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or any guarantor of Tenant's obligations hereunder or for any substantial part of said parties' property, or the making by said parties of any assignment for the benefit of creditors, or the failure of Tenant or any guarantor of Tenant's obligations hereunder generally to pay its debts as such debts become due, or the taking of corporate action by any corporate Tenant or any corporate guarantor of Tenant's obligations hereunder in furtherance of any of the foregoing.

          B.    This Lease and the term of estate hereby granted and the demise hereby made are subject to the limitation that if and whenever any Event of Default shall occur, Landlord may, at its option, in addition to all other rights and remedies given hereunder by law or equity, do any one or more of the following:

      (1)
      Terminate this Lease, in which event Tenant shall immediately surrender possession of the Leased Premises to Landlord;

      (2)
      Enter upon and take possession of the Leased Premises and expel or remove Tenant and any other occupant therefrom, with or without having terminated the Lease;

      (3)
      Alter locks and other security devices at the Leased Premises.

          C.    Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Leased Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. Landlord has the right to demand payment in full of delinquent rents as a condition to the entitlement to the keys to altered locks. Neither receipt by Landlord of Tenant's keys to the Leased Premises nor remodeling or preparation of the Leased Premises for a replacement tenant shall constitute an acceptance of surrender of the Leased Premises. No such alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Leased Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any Event of Default, to the aforesaid exercise of dominion over Tenant's property within the Building. All claims for damages by reason of such re-entry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

          D.    In the event Landlord elects to terminate the Lease by reason of an Event of Default, or in the event Landlord elects to terminate Tenant's right to possession of the Leased Premises by reason of an Event of Default, Landlord may hold Tenant liable for all rent and other indebtedness accrued to the date of such termination, plus such rent and other indebtedness as would otherwise have been required to be paid by Tenant to Landlord during the period following termination of the lease term (or of Tenant's right to possession of the Leased Premises, as the case may be) measured from the date of such termination by Landlord until the date of expiration stated in Paragraph 2. (had Landlord not elected to terminate the Lease or Tenant's right of possession of the Leased Premises, on account of such Event of Default) diminished by any net sums thereafter received by Landlord through reletting the Leased Premises during said period (after deducting expenses incurred by Landlord as provided in Subparagraph E. hereof). Actions to collect amounts due by Tenant provided for in this Subparagraph D. may be brought from time to time by Landlord during the aforesaid period, on one or more occasions, without the necessity of Landlord's waiting until expiration of such period, and in no event shall Tenant be entitled to any excess of rent (or rent plus other sums) obtained by reletting over and above the rent provided for in this Lease.

          E.    In case of an Event of Default, Tenant shall also be liable for and shall pay to Landlord, at the Building Office, in addition to any sum provided to be paid above: broker's fees incurred by Landlord in connection with reletting the whole or any part of the Leased Premises; the cost of removing and storing Tenant's or other occupant's property; the cost of repairing, altering, remodeling or otherwise putting the Leased Premises into condition acceptable to a new tenant or tenants; and all other reasonable expenses incurred by Landlord in enforcing Landlord's remedies.

          F.     Past due rent and other past due payments shall bear interest from date due until paid at the lesser of (i) two percent (2%) above the per annum "prime rate" (or if the "prime rate" is discontinued, the rate announced as that being charged to the most creditworthy commercial borrowers for ninety (90) day unsecured loans) announced by JP Morgan Chase Bank, N.A. (or its successor), from time to time, or (ii) the maximum lawful contract rate per annum.

          G.    In the event of termination or repossession of the Leased Premises for an Event of Default, Landlord shall have no obligation to relet or attempt to relet the Leased Premises, or any portion thereof, or to collect rental after reletting, but Landlord shall have the option to relet or attempt to relet; and in the event of reletting, Landlord may relet the whole or any portion of the Leased Premises for any period, to any tenant, and for any use and purpose.

          H.    If Tenant should fail to make any payment or cure any Event of Default within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Leased Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to pay Landlord, upon demand, all costs, expenses and disbursements incurred by Landlord in taking such remedial action.

          I.     In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord and/or upon rent due Landlord), but prior to any such action Tenant shall give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days (plus such additional reasonable period as may be required in the exercise by Landlord of due diligence) in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice and during such curative period, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its ownership of the Building and not thereafter.

          J.     Except as expressly set forth in the succeeding sentence, neither Landlord nor Tenant shall be entitled to any attorneys' fees incurred in connection with the institution of any action or proceeding in court to enforce any provision hereof or for damages by reason of any alleged breach or default of any provision of this Lease or for a declaration of either party's rights or obligations hereunder or for any other judicial remedy, at law or in equity. In the event, however, that Landlord or Tenant institutes any action or proceeding to enforce payment of a monetary sum due hereunder, then, in such event, Tenant will pay to Landlord or Landlord will pay to Tenant (as the case may be) all reasonable costs incurredsuch enforcing party in collecting such sum, including reasonable attorneys' fees.

        25.    NO REPRESENTATION BY LANDLORD.    Tenant hereby acknowledges and agrees that neither Landlord nor Landlord's agents or representatives have made any representations, warranties or promises with respect to the Leased Premises, the Building, Landlord's services, or any other matter or thing except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. The taking of possession of the Leased Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the Leased Premises and the Building and that the same were in good and satisfactory condition at the time such possession was so taken, except for latent defects subsequently discovered, and those items specifically agreed to and designated by the parties in writing on or before Tenant's taking possession of the Leased Premises, EXCEPT AS SPECIFICALLY OTHERWISE STATED IN

THIS LEASE, LANDLORD MAKES NO WARRANTY OR REPRESENTATION AND HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE BUILDING, LEASED PREMISES OR ANY PART THEREOF, EXPRESS, IMPLIED OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        26.    NONWAIVER.    Neither acceptance of rent by Landlord nor failure by Landlord to complain of any action, non-action or default of Tenant shall constitute a waiver of any of Landlord's rights hereunder. Waiver by Landlord of any right for any default of Tenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default.

        27.    SURRENDER OF PREMISES AND HOLDING OVER.

          A.    Upon the expiration of the stated term hereof or earlier termination of the term of this Lease (including any extensions or renewals thereof), Tenant shall quit and surrender the Leased Premises in good order and condition, ordinary wear and tear from a normal use thereof, damage by reason of the perils referred to in Paragraphs 10. or 21. hereof and Fixed Leasehold Improvements installed therein (unless Landlord stated in writing at the time of consent that said Fixed Leasehold Improvements must be removed upon Lease termination) excepted. Tenant's obligation to observe or perform this covenant shall survive such expiration or earlier termination of the term of this Lease.

          B.    If Tenant should remain in possession of the Leased Premises after the termination or expiration of the term of this Lease, without the execution by Landlord and Tenant of a new lease, then Tenant shall be deemed to be occupying the Leased Premises as a tenant- at-sufferance, subject to all the covenants and obligations of this Lease and at a daily rental of one and one-half (1 1/2) times the per day rental provided hereunder, computed on the basis of a thirty (30) day month, and Tenant shall also be liable for and pay to Landlord, upon demand, any and all damages sustained by Landlord by reason of such possession which may include, but are not limited to actual, direct, indirect, consequential or special damages. The remaining in possession by Tenant or the acceptance by Landlord of the payment of said rental and/or damages shall not be construed as an extension or renewal of this Lease.

        28.    NOTICE.    Any notice, consent, request or other communication (collectively "Notices") given pursuant to this Lease must, unless otherwise provided herein, be in writing, and may, unless otherwise in this Lease expressly provided, be given or be served by depositing the same in the United States mail, postpaid and certified addressed to the party to be notified, with return requested or by overnight express mail with a reliable overnight courier, or by delivery of the same in person, or by prepaid telegram, via facsimile with receipt of confirmation that facsimile was received, or when appropriate, addressed to the party to be notified.

        Notices delivered by hand shall be effective upon receipt, and if such delivery is rejected, such rejection of delivery shall be considered receipt. Notices by mail (except overnight express mail) shall be effective three (3) Business Days after the date mailed. Notices by overnight express mail shall be effective one (1) Business Day after delivery to the overnight mail service. Either party may at any time change its address for notices hereunder by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed address. Addresses are as follows:

If to Landlord:	American International Realty Corp. 72 Wall Street—16th Floor New York, NY 10005 (212) 770-7789 office (212) 480-5975 facsimile Attention: Rosemarie Sailer Vice President and Associate General Counsel
If to any of the Tenant(s):	Copano/Operations, Inc. 2727 Allen Parkway, Suite 1200 Houston, Texas 77019 Attention: Douglas L. Lawing, Corporate Counsel

        29.    LANDLORD'S MORTGAGE.    If the Building and/or Leased Premises are at any time subject to a mortgage and/or mortgage and deed of trust, then in any instance in which Tenant gives notice to Landlord alleging default by Landlord hereunder, Tenant will also simultaneously give a copy of such notice to each Landlord's Mortgagee (provided Landlord or Landlord's Mortgagee shall have advised Tenant of the name and address of Landlord's Mortgagee) and each Landlord's Mortgagee shall have the right (but not obligation) to cure or remedy such default during the period that is permitted to Landlord in Paragraph 24.I. hereinabove, plus an additional period of thirty (30) days, and Tenant will accept such curative or remedial action (if any) taken by Landlord's Mortgagee with the same effect as if such action had been taken by Landlord. Tenant will, at such time or times as Landlord may request, sign a certificate stating whether this Lease is in full force and effect; whether any amendments or modifications exist; whether there are any defaults hereunder; and such other information and agreements as may be reasonably requested.

        30.    WAIVER OF JURY TRIAL.    To the extent permitted by law, Landlord and Tenant hereby waive any right they may have to a jury trial in the event of litigation between Tenant and Landlord pertaining to this Lease.

        31.    MISCELLANEOUS.

          A.    Provided Tenant complies with its covenants, duties and obligations hereunder, Tenant shall quietly have, hold and enjoy, the Leased Premises subject to the terms and conditions of this Lease.

          B.    In any circumstance where Landlord is permitted to enter upon the Leased Premises during the lease term, whether for the purpose of curing any default of Tenant, repairing damage resulting from fire or other casualty or an eminent domain taking or is otherwise permitted hereunder by law to go upon the Leased Premises, no such entry shall constitute an eviction or disturbance of Tenant's use and possession of the Leased Premises or a breach by Landlord of any of its obligations hereunder or render Landlord liable for damages for loss of business or otherwise or entitle Tenant to be relieved from any of its obligations hereunder or grant Tenant any right to set off or recoupment or other remedy; and in connection with any such entry incident to performance of repairs, replacements, maintenance or construction, all of the aforesaid provisions shall be applicable notwithstanding that Landlord may elect to take building materials in, to or upon the Leased Premises that may be required or utilized in connection with such entry by Landlord.

          C.    Except with respect to those counterclaims or claims by Tenant which under the laws of the State in which the Leased Premises are situated may only be asserted in the hereafter referred to proceedings brought by Landlord or be forever barred if not asserted in said proceedings, in the event Landlord commences any proceedings against Tenant for nonpayment of rent or any other sum due and payable by Tenant hereunder Tenant will not interpose any counter-claim against Landlord of whatever nature or description in any such proceedings; and in the event Tenant interposes any such counter-claim or other claim against Landlord in such proceedings, Landlord and Tenant stipulate and agree that, in addition to any other lawful remedy of Landlord upon motion by Landlord, such counter-claim or other claims asserted by Tenant shall be severed out of the proceedings instituted by Landlord and the proceedings instituted by Landlord may proceed to final judgment separately and apart from and without consolidation with or reference to the status of such counter-claim or any other claim asserted by Tenant.

          D.    Landlord, upon the occurrence of an Event of Default, may restrain or enjoin any breach of any covenant, duty or obligation of Tenant herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord hereunder shall be deemed cumulative and no remedy of Landlord, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other. Except as may be otherwise herein expressly provided, in all circumstances under this Lease where prior consent or permission of one party ("first party") is required before the other party ("second party") is authorized to take any particular type of action, the matter of whether to grant such consent or permission shall be within the sole and exclusive judgment and discretion of the first party; and it shall not constitute any nature or breach by the first party hereunder or any defense to the performance of any covenant, duty or obligation of the second party hereunder that the first party delayed or withheld the granting of such consent or permission, whether or not the delay or withholding of such consent or permission was prudent or reasonable or based on good cause.

          E.    In all instances where Tenant or Landlord is required hereunder to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence.

          F.     The obligation of Tenant to pay all rent and other sums hereunder provided to be paid by Tenant and the obligation of Tenant to perform Tenant's other covenants and obligations hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is hereinabove expressly provided for and not otherwise. Tenant waives and relinquishes all rights, which Tenant might have to claim any nature of lien against or withhold, or deduct from or offset against any rent and other sums provided hereunder to be paid Landlord by Tenant, save and except only when an abatement thereof or reduction therein is hereinabove expressly provided for and not otherwise. Tenant waives and relinquishes any right to assert, either as a claim or as a defense, that Landlord is bound to perform or is liable for the performance of any implied covenant or implied duty of Landlord not expressly herein set forth.

          G.    Except as provided to the contrary, under no circumstances whatsoever shall Landlord ever be liable for consequential damages or special damages. Under no circumstances whatsoever shall Tenant ever be liable for consequential damages or special damages.

          H.    All monetary obligations of Landlord and Tenant (including, without limitation, any monetary obligation of Landlord or Tenant for damages for any breach of the respective covenants, duties or obligations of Landlord or Tenant hereunder) are performable exclusively at the Building Office.

          I.     If any provision of this Lease shall ever be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Lease, but such other provisions shall continue in full force and effect.

          J.     The term "Landlord" shall mean only the owner of the Building or, if applicable, the owner of the prime leasehold interest of the Building, and in the event of the transfer by such owner of its interest in the Building, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the lease term upon each new owner for the duration of such owner's ownership. All liability of Landlord for damages for breach of any covenant, duty or obligation of Landlord hereunder may be satisfied only out of the interest of Landlord in the Building existing at the time any such liability is adjudicated in a proceeding as to which the judgment adjudicating such liability is non-appealable and not subject to further review.

          K.    If, by reason of inability to obtain and utilize labor, materials or supplies, or by reason of circumstances directly or indirectly the result of any state of war or national or local emergency, or by reason of any laws, rules, orders, regulations or requirements of any governmental authority now or hereafter enforced, or by reason of strikes or riots, or by reason of accidents in, damage to or the making of repairs, replacements or improvements to the Building or the Leased Premises or any of the equipment of either or by reason of any other cause beyond the reasonable control of Landlord, Landlord shall be unable to perform or shall be delayed in the performance of any obligation hereunder, then except as set forth otherwise under the other provisions of this Lease, this Lease and the obligation of Tenant to pay the base rent or additional rent and perform and comply with all of the other covenants and agreements hereunder shall in no way be affected or impaired and such nonperformance or delay in performance by Landlord shall not give rise to any claim against Landlord for damages or constitute a total or partial eviction, constructive or otherwise. Landlord shall exercise reasonable efforts in undertaking to remedy such inability to perform or delay in performance with reasonable dispatch, but shall not be required to adjust a labor dispute against its will.

          L.    This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

          M.   The captions of paragraphs of this Lease are inserted only as a matter of convenience and for reference and they in no way define, limit or describe the scope of this Lease or the intent of any provisions thereof.

          N.    The undersigned representatives of each Tenant represent(s) that (s)he has full authority to execute this Lease on behalf of the Tenant and there are no further approvals or authorizations required from Tenant's organization or any other source, including any governmental or quasi-governmental organization, for each undersigned representative to be able to enter into a binding contract.

          O.    Where used herein, "Affiliates of Landlord" shall mean any corporation, partnership, joint venture, division or other legal entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with Landlord, its employees, agents, and representatives whereby control is direct management by contract or otherwise.

          P.     Joint and Several Obligations of Tenant. If more than one individual or entity comprise Tenant, the obligations imposed on each individual or entity that comprises Tenant under this Lease shall be joint and several.

        32.    BROKER(S).    Tenant represents and warrants that Tenant has dealt directly with (and only with) Cushman & Wakefield of Texas, Inc. (Scott Wegmann and Matthew Trozzo) and Cushman & Wakefield of Texas, Inc. (Vic Baltov) as broker(s) in connection with this Lease and that insofar as Tenant knows, no other broker(s) negotiated this Lease or is entitled to any commission in connection therewith and the execution and delivery of this Lease by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty and Landlord agrees to pay a commission therefor in accordance with a separate agreement. If any claim is made for a broker's leasing or real estate commission, finder's fee or other fee against Landlord alleging representation of Tenant in connection with this Lease (other than for the commission mentioned in the preceding sentence), Tenant shall defend, at its expense, any such claim or action and shall pay and indemnify Landlord with respect to any claim, judgment, cost or expense (including attorney's fees) on account thereof.

        33.    RULES AND REGULATIONS.

          A.    Tenant agrees that Tenant, its agents, employees, and invitees will abide by the Building Rules and Regulations as may from time to time be established by the Landlord. Such Rules and Regulations shall be those necessary in the sole opinion of the Landlord to provide for the uniform service, maintenance and peaceful enjoyment of the Building Common Areas and Outside Common Areas. Landlord shall notify Tenant in writing of changes in the Building Rules and Regulations from time to time and Tenant agrees to assist Landlord in the enforcement of such Rules and Regulations. Attached hereto as Exhibit "D" and made a part of this Lease are the present Building Rules and Regulations. Notwithstanding anything contained in this Lease to the contrary, in the event of any conflict between the provisions of this Lease and such Building Rules and Regulations (as amended from time to time) or any other rules and regulations promulgated by Landlord, the provisions of this Lease shall govern.

          B.    Tenant agrees that Tenant, its agents, employees and invitees will abide by the Parking and Traffic Rules and Regulations as may from time to time be established by the Landlord. Such Rules and Regulations shall be those necessary in the sole opinion of the Landlord to provide safe use of the garages, all driveways and parking areas on the Outside Common Areas. Landlord shall notify Tenant in writing of changes in the Parking and Traffic Rules and Regulations from time to time and Tenant agrees to assist Landlord in the enforcement of such Rules and Regulations. Attached hereto as Exhibit "E" and made a part of this Lease are the present Parking and Traffic Rules and Regulations of the Building.

        34.    MEMORANDUM OF LEASE.    At the request of Landlord, Tenant shall enter into and execute a Memorandum of Lease for recording purposes with the understanding however, that the provisions of this Lease alone set forth the entire agreement of the parties. At the request of Landlord, at any time and from time to time made, Tenant will execute one or more memoranda or letters stating the commencement and termination dates of the term of this Lease.

        35.    ENTIRE AGREEMENT AND BINDING EFFECT.    This Lease and any contemporaneous work letter, addenda or exhibits signed by the parties attached hereto constitute the entire agreements between Landlord and Tenant; no prior written or contemporaneous oral promises or representations shall be binding. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto. The provisions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties, but this provision shall in no way alter the restriction herein in connection with assignment and subletting by Tenant. The submission of this Lease by Landlord for examination does not constitute a reservation of or option for the Leased Premises and this Lease shall become effective only upon execution by all parties hereto and delivery thereof by Landlord to Tenant.

        36.    PARKING.

          A.    During the Primary Term and any exercised renewal term of this Lease, Landlord shall provide, or cause to be provided, to Tenant at Tenant's option, and Tenant shall use and pay for, up to three (3) parking spaces per one thousand (1,000) RSF of the then existing Leased Premises located in or on, at Landlord's discretion, the Wortham Garage. All parking spaces shall be unreserved parking spaces, except that, of the spaces provided for herein, some such parking spaces may be "reserved"/covered parking spaces, at the option of Tenant, in the Wortham Garage, in the following amounts and/or ratios:

      (i)
      During the Primary Term, (A) fifteen (15) parking spaces, plus (B) up to one-half (1/2) parking spaces per one thousand (1,000) RSF of any expansion of, or any increase in, the RSF of the initial Leased Premises, and

      (ii)
      During any exercised renewal term, up to one-half (1/2) parking spaces per one thousand (1,000) RSF of the then existing Leased Premises but in no event less than fifteen (15) parking spaces.

    Any such "reserved"/covered parking spaces shall be divided equally on the following levels: (a) Level two (2), (b) Level three (3) and (c) Basement, Level four (4), Level five (5) or Level six (6). The parking spaces provided to Tenant as provided herein shall be used solely by Tenant's employees and solely for the purpose of parking vehicles.

          B.    The charges for all such parking spaces shall be the responsibility of the Tenant, and shall be at the then-prevailing rates established by Landlord or the owners/operators of the parking garages and facilities from time to time in their sole discretion. The monthly rates so established from time to time shall include all applicable local, state, or federal sales and use taxes. All parking rates are subject to change upon thirty (30) days prior written notice from Landlord. Visitor parking shall be at the then prevailing rates for parking at the American General Center and Tenant shall have the capability of validating visitor parking.

Wortham Garage

Third Party Tenants
Ground	$44.00
Levels 2	$30.00
Levels 3-6	$27.00
Roof	$18.00
Reserved Ground	$88.00
Reserved Level 2 and Basement	$60.00
Reserved 3-6	$55.00

        37.    OCCUPANCY LEVEL.    Landlord and Tenant acknowledge and agree that based upon the Tenant's intended space plan for the Leased Premises, the Leased Premises is designed for a maximum occupancy level of one (1) person per 200 square feet. Tenant therefore covenants and agrees that the number of persons occupying the Leased Premises shall not exceed one (1) person per 200 square feet. If Landlord at any time reasonably determines that more than one (1) person per 200 square feet occupy the Leased Premises on a day-to day basis, Landlord shall notify Tenant and Tenant shall have ten (10) business days to either (a) reduce the occupancy level to one (1) person per 200 square feet or less or (b) notify Landlord of Tenant's desire to lease additional space in the Building or the American General Center. If Landlord does not receive notice of Tenant's desire to lease additional space in the Building or the American General Center within ten (10) business days after the date of Landlord's notice of the violation of this maximum occupancy provision, and if the Leased Premises occupancy level remains in excess of the maximum allocation as of the tenth (10th) business day following the date of Landlord's notice, an Event of Default shall be deemed to have occurred and Landlord shall be entitled to exercise any and all remedies set forth in this Lease or at law or in equity by reason of such default. If Tenant selects option (b), subject to the availability of space in the Building or the American General Center, the parties shall in good faith, negotiate a proposal to expand the Leased Premises. If no space will be available in the Building or elsewhere in the American General Center within ninety (90) days after Landlord's receipt of Tenant's request to lease additional space, or if Landlord and

Tenant have not reached an agreement with respect to any available expansion space within thirty (30) days after Landlord's receipt of Tenant's request to lease additional space, Tenant shall have an additional ten (10) days to reduce the occupancy level of the Leased Premises to the required maximum. Should Tenant fail to reduce the occupancy level within said additional ten (10) day period, an Event of Default shall be deemed to have occurred and Landlord shall be entitled to exercise any and all remedies set forth in this Lease or at law or in equity by reason of such default.

        38.    ROOFTOP SPACE.    During the Primary Term and any exercised Renewal Term of this Lease, Tenant shall have the right, at Tenant's cost and expense, to mount and maintain one (1) satellite dish to the existing pedestal on the rooftop of the Building. Such satellite dish shall not exceed approximately twenty-four (24) inches in diameter, with line of site clearance to the southern horizon for use in dedicated twenty-four (24) hours per day, seven (7) days per week communications. Tenant shall also have the additional right to run and maintain cabling from such satellite dish, through the chase, riser and plenum space in the Building, to the Leased Premises, provided that Tenant adheres to the Building Rules and Regulations.

        39.    KEYS AND LOCKS.    Landlord, at Landlord's expense, shall initially furnish Tenant with keys for the Building standard corridor doors (if any) serving the Leased Premises as well as security access cards to permit Tenant and its employees access to the Project in an amount equal to one (1) key and one (1) security access card per employee of Tenant employed in the Leased Premises. Additional keys and/or security access cards will be furnished by Landlord upon an order signed by Tenant and at Tenant's expense. All keys and security access cards furnished by Tenant by Landlord shall remain the property of Landlord. Tenant shall not make or permit to be made any duplicate keys except those furnished by Landlord. No additional locks or access control device shall be allowed on any door of the Leased Premises except as otherwise set forth in this Lease. At Tenant's request and at Tenant's sole cost and expense, Landlord shall install "Controlled Access Areas" within the Leased Premises and shall install security access devices at the entrances to the Leased Premises all to be maintained at Tenant's sole cost and expense and to be in accordance with any and all applicable Building Rules and Regulations. At no time shall Tenant install additional locks on any doors of the Premises or Building. Upon the termination of this Lease, Tenant shall surrender to Landlord all keys and access cards to any locks on doors entering or within the Leased Premises and shall give to Landlord the combination for all safes, safe cabinets and vault doors, if any, in the Leased Premises.

        40.    SIGNAGE.    Landlord, at Landlord's sole cost and expense, shall initially install building standard signage at the entrance to the Premises and in the lobby directory with "COPANO ENERGY" as Tenants' name. Any additional signage is subject to Landlord's prior written consent thereto, and shall be at Tenant's sole cost and expense.

        41.    TENANT RELEASE OPTION.    Notwithstanding anything to the contrary in this Lease, commencing June 1, 2006, COPANO PROCESSING, L.P., COPANO PIPELINES / UPPER GULF COAST, L.P., COPANO PIPELINES / HEBBRONVILLE, L.P. and COPANO FIELD SERVICES / CENTRAL GULF COAST, L.P. ("Option Tenant(s)") individually and/or jointly (two or more in any combination) have the one-time option to be released from their respective obligations under this Lease ("Release Option"), by providing written notice to Landlord of Option Tenants exercise of the Release Option along with payment of the Release Payment (as hereinafter defined) as follows:

    a.
    Upon receipt of the Release Payment (as hereinafter defined), Landlord shall have thirty (30) days to notify the Option Tenant(s) that Landlord is either: (i) terminating the Lease effective one hundred eighty (180) days from the date of Landlord's notice ("Landlord Termination Option"), only in the event that jointly all of the Option Tenant(s) exercise their Release Option; or (ii) releasing the respective Option Tenant(s) from the Lease effective as of the date of Landlord's notice, in which case, COPANO / OPERATIONS, INC. shall continue as Tenant under the Lease and the Release Payment

      (as hereinafter defined) shall be applied to the Base Rental commencing with the final month of the then-existing Lease term and continuing in reverse chronological order on a monthly basis, until the Release Payment (as hereinafter defined) is exhausted.    Notwithstanding the aforementioned, such release shall apply only to those Option Tenant(s) exercising such option and the remaining Option Tenant(s), if any, shall continue as Tenant(s) under the Lease.

    b.
    "Release Payment" shall be equal to one (1) year of adjusted Base Rental calculated at the time the Release Option is received by Landlord. In the event that the Landlord Termination Option is exercised, Release Payment shall also include the unamortized portion of the Tenant Improvement Allowance (for the remainder of the Primary Term, less one year) previously paid by Landlord and the unamortized portion of the brokers' commission (for the remainder of the Primary Term, less one year) previously paid by Landlord.

    c.
    Notwithstanding the aforementioned, if an Event of Default pursuant to paragraph 24(A)(1) of the Lease occurs after Landlord's receipt of the Release Payment, Landlord shall apply a portion of the Release Payment equal to the amount owed to Landlord. Tenant shall replenish the Release Payment by the same amount within ten (10) days of receipt of Landlord's written notice of such application.

        IN TESTIMONY WHEREOF, the parties have executed this Lease as of the date first aforesaid.

TENANT: COPANO/ OPERATIONS, INC.
a Texas Corporation
By:	/s/ JOHN R. ECKEL, JR.
Name:	John R. Eckel, Jr.
Title:	President
TENANT: COPANO PROCESSING, L.P.
a Texas limited partnership
By: Copano Processing (Texas), L.L.C., its Managing General Partner
By:	/s/ JOHN R. ECKEL, JR.
Name:	John R. Eckel, Jr.
Title:	President
TENANT: COPANO PIPELINES /UPPER GULF COAST, L.P.
a Texas limited partnership
By: Copano Pipelines, L.L.C., its Managing General Partner
By:	/s/ JOHN R. ECKEL, JR.
Name:	John R. Eckel, Jr.
Title:	President

TENANT: COPANO PIPELINES / HEBBRONVILLE, L.P.
a Texas limited partnership
By: Copano Pipelines, L.L.C., its Managing General Partner
By:	/s/ JOHN R. ECKEL, JR.
Name:	John R. Eckel, Jr.
Title:	President
TENANT: COPANO FIELD SERVICES / CENTRAL GULF COAST, L.P.
a Texas limited partnership
By: Copano Field Services / Central Gulf Coast (Texas), L.L.C., its Managing General Partner
By:	/s/ JOHN R. ECKEL, JR.
Name:	John R. Eckel, Jr.
Title:	President
LANDLORD: AMERICAN GENERAL LIFE INSURANCE COMPANY
a Texas corporation
By:	/s/ W. LARRY MASK
Name:	W. LARRY MASK
Title:	REAL ESTATE INVESTMENT OFFICER

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  Exhibit 10.12
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